UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Energy XXI Gulf Coast, Inc.
(Name of Registrant as Specified In Its Charter)
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Dear Energy XXI Gulf Coast, Inc. Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”).  The 2018 Annual Meeting will be held on May 9, 2018, at 9:00 a.m. (local time) at 1021 Main Street, 1st Floor, Houston, Texas 77002.

At the 2018 Annual Meeting, you will be asked to:

(1)

Elect the six nominees for director named in this proxy statement to the Board of Directors to serve until our 2019 annual meeting of stockholders (the “2019 Annual Meeting”) and their successors are elected and qualified;

(2)	Vote to approve the 2018 Long Term Incentive Plan (the “2018 LTIP”);
(3)	Vote, on a non‑binding advisory basis, to approve the compensation of our named executive officers (say on pay);
(4)	Ratify the appointment of Ernst & Young LLP as our independent registered public accountants for fiscal year 2018; and
(5)	Address any other matters that properly come before the 2018 Annual Meeting and any adjournments or postponements of the meeting.

Your vote is important.  Regardless of whether you plan to attend the 2018 Annual Meeting in person, it is important that your shares be represented and voted.  We urge you to review the accompanying materials carefully and vote as promptly as possible.  You may transmit your vote via the internet, via the telephone or you may complete and return a proxy card.  Your cooperation is appreciated.

Sincerely,

Gary C. Hanna
Chairman of the Board

Douglas E. Brooks
Chief Executive Officer and President

Houston, Texas April 12, 2018

1021 Main Street

Suite 2626

Houston, Texas 77002

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 2018

April 12, 2018

Date:      Wednesday, May 9, 2018

Time:     9:00 a.m. (local time)

Place:     1021 Main Street, 1st Floor, Houston, Texas 77002

Purpose:  The following items of business will be considered and are described in the attached proxy statement:

(1)	Elect the six nominees for director named in this proxy statement to the Board of Directors to serve until our 2019 Annual Meeting and their successors are elected and qualified;
(2)	Vote to approve the 2018 LTIP;
(3)	Vote, on a non‑binding advisory basis, to approve the compensation of our named executive officers (say on pay);
(4)	Ratify the appointment of Ernst & Young LLP as our independent registered public accountants for fiscal year 2018; and
(5)	Address any other matters that properly come before the 2018 Annual Meeting and any adjournments or postponements of the meeting.

Only stockholders who own shares of common stock, par value $0.01 (“Common Stock”), of the Company at the close of business on April 10, 2018 are entitled to notice of, and can vote at, the 2018 Annual Meeting or any adjournments or postponements thereof.  Your vote is important.  We urge you to review the accompanying materials carefully and vote as promptly as possible.  You may transmit your vote via the internet, via the telephone or you may complete and return a proxy card.  If you have any questions concerning this proxy statement, would like additional copies, or need help voting your shares of Common Stock, please contact our proxy solicitor, by calling the toll‑free number: 888‑742‑1305.

BY ORDER OF THE BOARD OF DIRECTORS

Gary C. Hanna
Chairman of the Board

Douglas E. Brooks
Chief Executive Officer and President

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2018

Our Proxy Statement and our Annual Report on Form 10‑K for the year ended
December 31, 2017 are available at http://www.cstproxy.com/energyxxi/2018.

Energy XXI Gulf Coast, Inc.

-i-

ENERGY XXI GULF COAST, INC.

1021 Main Street, Suite 2626

Houston, TX  77002

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2018

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

1.            Why am I receiving these proxy materials?

Our Board of Directors is soliciting your proxy to vote at our 2018 Annual Meeting.

We have made these proxy materials available to you electronically or delivered printed proxy materials to you.  This proxy statement and form of proxy are first being sent or given to stockholders on or about April 13, 2018.    This proxy statement summarizes the information that you need to know in order to cast your vote.  You do not need to attend the 2018 Annual Meeting in person to vote your shares.

2.            When and where is the 2018 Annual Meeting?

May 9, 2018, at 9:00 a.m. (local time) at 1021 Main Street, 1st Floor, Houston, Texas 77002.

If you plan to attend the 2018 Annual Meeting in person and need directions to the meeting site, please contact Investor Relations at (713) 351‑3000.

3.            What are the rules of admission to the 2018 Annual Meeting if I attend in person?

•	Only stockholders of record as of April 10, 2018 (the record date) and their accompanied guests, or the holders of their valid proxies, will be permitted to attend.
•	Each person attending will be asked to present valid government‑issued picture identification, such as a driver’s license or a passport, before being admitted to the meeting.
•

Stockholders who hold their shares through a broker or nominee (i.e., in “street name”) will be asked to provide proof of their beneficial ownership as of April 10, 2018, such as a brokerage statement showing their ownership as of that date, and will also have to present a “legal” proxy from the record holder of their shares.

•	Cameras, recording devices and other electronic devices will not be permitted at the 2018 Annual Meeting.

4.            Who can vote at the 2018 Annual Meeting?

We had 33,280,813 shares of Common Stock outstanding at April 10, 2018.  Each stockholder of record at April 10, 2018 is entitled to one vote on each of the proposals for each share of Common Stock held.

5.            How many shares must be present to hold the 2018 Annual Meeting?

We must have a “quorum” — the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the 2018 Annual Meeting — to conduct business at the 2018 Annual Meeting.  Common Stock represented in person or by proxy, including Common Stock represented by proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to the Company but marked by brokers as “not voted” (“broker non‑votes”), will be counted for purposes of determining whether a quorum is present.  If a quorum is not present at the 2018 Annual Meeting, the meeting may be adjourned from time to time until a quorum is obtained.

6.            On what matters am I voting and how does the Board of Directors recommend I vote?

At the 2018 Annual Meeting, you will be asked to:

(1)	Elect the six nominees for director named in this proxy statement to the Board of Directors to serve until our 2019 Annual Meeting and their successors are elected and qualified;
(2)	Vote to approve the 2018 LTIP;
(3)	Vote, on a non‑binding advisory basis, to approve the compensation of our named executive officers (say on pay);
(4)	Ratify the appointment of Ernst & Young LLP as our independent registered public accountants for fiscal year 2018; and
(5)	Address any other matters that properly come before the 2018 Annual Meeting and any adjournments or postponements of the meeting.

Our Board of Directors unanimously recommends that you vote FOR the election of all director nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

We do not expect any matters to be presented for action at the meeting other than the matters described in this proxy statement.  By signing and returning a proxy card, however, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof, and they intend to vote on any such other matter in accordance with their best judgment.

7.            Who counts the votes and what vote is required to approve each proposal?

Our Board of Directors has appointed Joseph Contorno of Laurel Hill Advisory Group as the inspector of elections for the 2018 Annual Meeting.  The inspector of elections will separately calculate affirmative, negative and withheld votes, abstentions and broker non‑votes for each of the proposals.  As indicated above in our response to question 5, shares of Common Stock for which abstentions or broker non-votes are properly submitted will be counted for purposes of determining whether a quorum is present at the 2018 Annual Meeting.

The vote required to pass each proposal is as follows:

Proposal	Voting Options	Vote Required to Adopt Proposal	Effect of Abstentions	Effect of Broker Non‑Votes
Election of directors	For or withhold on each nominee	Affirmative vote of a plurality of votes cast	Withheld votes will not count “for” or “against” such nominee, and will not be counted as votes cast on such proposal	No effect
Approval of the 2018 LTIP	For, against or abstain	Affirmative vote of a majority of Common Stock present in person or represented by proxy and entitled to vote	Will be counted as a vote “against” such matter	No effect
Approval, on a non‑binding advisory basis, of our named executive officers’ compensation	For, against or abstain	Affirmative vote of a majority of Common Stock present in person or represented by proxy and entitled to vote	Will be counted as a vote “against” such matter	No effect
Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018	For, against or abstain	Affirmative vote of a majority of Common Stock present in person or represented by proxy and entitled to vote	Will be counted as a vote “against” such matter	Not applicable
Any other matters properly before the 2018 Annual Meeting	For, against or abstain	Affirmative vote of a majority of Common Stock present in person or represented by proxy and entitled to vote	Will be counted as a vote “against” such matter	No effect

8.            What happens if a director nominee becomes unable to stand for election?

If any of our director candidates become unavailable for any reason before the election, we may reduce the number of our directors serving on our Board of Directors or a substitute candidate may be designated.

We have no reason to believe that our director candidates will be unavailable.  If a substitute candidate is designated, T.J. Thom Cepak and Marguerite Woung-Chapman (the management proxy holders) will vote your Common Stock for such substitute if they are instructed to do so by our Board of Directors or, if our Board of Directors does not do so, in accordance with their own best judgment.

9.            Who pays the expenses of proxy solicitation?

We will bear the entire cost of preparing, printing and soliciting proxies.  We have retained Laurel Hill Advisory Group, an independent proxy solicitation firm, to assist us in soliciting proxies for an estimated fee of $5,000, plus reasonable out‑of‑pocket expenses.  As described in our response to question 11 below, Laurel Hill Advisory Group will be the main point of contact if you have any questions, would like additional copies or need assistance voting your

Common Stock. We have also retained MacKenzie Partners Inc. (“MacKenzie”), an independent proxy solicitation firm, to assist us in soliciting proxies relating to approval of the Energy XXI Gulf Coast, Inc. 2018 Long Term Incentive Plan. We have agreed to pay MacKenzie a proxy solicitation fee not to exceed $25,000. We have also agreed to reimburse MacKenzie for reasonable out‑of‑pocket expenses. We may also reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.  Our directors, officers and employees may also solicit proxies (without additional compensation) in person or by other means of communication.

10.          Can stockholders make proposals?

Our Board of Directors does not intend to bring any other matters before the 2018 Annual Meeting and has not been informed that any other matters are to be presented by others.  Our Bylaws contain several requirements that must be satisfied in order for any of our stockholders to bring a proposal before one of our annual meetings, including a requirement of delivering proper advance notice to us.  Stockholders are advised to review our Bylaws if they intend to present a proposal at any of our annual meetings.

You may submit proposals for consideration at future stockholder meetings, including director nominations.  Please read “Stockholder Proposals for 2019 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

11.          How do I vote my Common Stock?

Record holders may vote their Common Stock in person at the 2018 Annual Meeting or may give their proxy to us or to their designated representative.  We recommend you vote by proxy even if you plan to attend the 2018 Annual Meeting as you can always change your vote at the 2018 Annual Meeting.  If you have any questions, would like additional copies or need assistance voting your Common Stock, please contact the Laurel Hill Advisory Group, our proxy solicitor, by calling the toll‑free number: 888‑742‑1305.

Record holders may vote their Common Stock or submit a proxy to have their Common Stock voted by one of the following methods:

•

Internet.  You may submit a proxy electronically on the Internet by following the instructions at the website listed on your proxy card.  You will need the control number that appears on your proxy card to vote online.  Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., New York time, on May 8, 2018.

•

Telephone.  You may submit a proxy by telephone (from U.S. only) using the toll‑free number listed on your proxy card.  The telephone number is toll free, at no charge to our stockholders.  Please have your proxy card in hand when you call.  Telephone voting facilities will be available 24 hours a day and will close at 7:00 p.m., New York time, on May 8, 2018.  An agent will be available to answer questions from 8:00 a.m. through 8:00 p.m. (New York time), Monday through Friday.

•	Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.
•	In person. You may vote in person at the 2018 Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

12.          What if my Common Stock is held in someone else’s name?

If your Common Stock is held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.”  As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the 2018 Annual Meeting.

However, since you are not the stockholder of record (record holder), you may not vote this Common Stock in person at the 2018 Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the Common Stock.

If you hold your Common Stock in street name, you will receive instructions from your broker or other nominee describing how to vote your Common Stock.  If you do not instruct your broker or nominee how to vote your Common Stock, they may vote your Common Stock as they decide as to each matter for which they have discretionary authority.

There are also non‑discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you.  When (i) a broker or other nominee does not have discretion to vote on a particular matter, (ii) you have not given timely instructions on how the broker or other nominee should vote your Common Stock and (iii) the broker or other nominee indicates it does not have authority to vote such Common Stock on its proxy, a “broker non‑vote” results.  Although any broker non‑vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non‑discretionary matters.

Proposals 1 – 3 are not considered “routine,” and, therefore, the Common Stock held by brokers will not be voted on those proposals without specific instruction from the beneficial holder of that Common Stock.  Proposal 4 is considered “routine,” and, therefore, brokers have discretionary authority to vote on that proposal if they are not provided instructions from the beneficial holder of that Common Stock.

13.          What if I change my mind after I give you my proxy?

You may revoke your proxy at any time before your Common Stock is voted at the 2018 Annual Meeting by the following methods:

•	voting at a later time by Internet or telephone;
•	providing us with a new proxy with a later date;
•	sending our Corporate Secretary a written notice of your desire to revoke your proxy; or
•

attending the 2018 Annual Meeting in person and notifying the inspector of elections of your desire to revoke your proxy.  However, your proxy will not automatically be revoked merely because you attend the 2018 Annual Meeting.

If your Common Stock is held of record by an intermediary, you may submit new voting instructions by contacting your broker, bank or other nominee or you may vote in person at the 2018 Annual Meeting if you obtain a legal proxy.

Presentation of Financial Statements

Our audited consolidated financial statements for the year ended December 31, 2017 have been provided to stockholders by inclusion in our Annual Report on Form 10‑K for the year ended December 31, 2017 (our “Form 10‑K”) (without exhibits), mailed with the Notice of 2018 Annual Meeting of Stockholders and this proxy statement, but such statements and our Form 10‑K do not constitute part of the proxy solicitation materials.  Our Form 10‑K is also available on our website at www.energyxxi.com.

PROPOSALS YOU MAY VOTE ON

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our full Board of Directors currently consists of seven directors.  However, because current director Michael S. Reddin is not standing for reelection to the Board of Directors, the 2018 Annual Meeting will include the election of six directors.  The Nomination and Governance Committee of the Board of Directors nominated Michael S. Bahorich, Douglas E. Brooks, Gabriel L. Ellisor, Gary C. Hanna, Stanford Springel and Charles W. Wampler, each of whom was recommended by the Board of Directors.

Each director serves a term that expires at the next annual meeting of stockholders.  Therefore, if elected, each of Messrs. Bahorich, Brooks, Ellisor, Hanna, Springel and Wampler will serve on our Board of Directors until our 2019 Annual Meeting, and until their successors are duly elected and qualified or until their earlier resignation or removal in accordance with our Bylaws.  If any of the nominees should become unable to accept election, the management proxy holders may vote for other person(s) selected by our Board of Directors or the named proxies.  We expect each nominee for election as a director at the 2018 Annual Meeting to be able to accept such nomination.

The process undertaken by the Nomination and Governance Committee in recommending qualified director candidates is described under “Board of Directors and Governance—Committees of Our Board of Director—Nomination and Governance Committee.”  Certain general information about our directors and the individual qualifications and skills of our directors that contribute to our Board of Directors’ effectiveness as a whole are described below in each director’s biographical information under “Information About Directors.”

Vote Required for Approval

An affirmative vote of a plurality of votes cast by our stockholders will be required for a nominee to be elected to our Board of Directors to serve until the 2019 Annual Meeting and until their successors have been elected and qualified or until their earlier removal or resignation from our Board of Directors.  Abstentions and broker non‑votes will not be counted and will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE DIRECTOR NOMINEES,

MICHAEL S. BAHORICH, DOUGLAS E. BROOKS,

GABRIEL L. ELLISOR, GARY C. HANNA,

STANFORD SPRINGEL AND

CHARLES W. WAMPLER

PROPOSAL NO. 2:

APPROVAL OF THE 2018 LTIP

At the 2018 Annual Meeting, our stockholders will be asked to approve the Energy XXI Gulf Coast, Inc. 2018 Long Term Incentive Plan (the “2018 LTIP”).  Upon the recommendation of the Compensation Committee of the Board, the 2018 LTIP was approved by the Board on April 11, 2018, subject to stockholder approval.  The 2018 Plan has been adopted to replace the Energy XXI Gulf Coast, Inc. 2016 Long Term Incentive Plan (the “2016 LTIP”) and any remaining Common Stock under the 2016 LTIP will be carried over to the 2018 LTIP.

Among other items more fully described in the Plan Highlights below, the number of available shares of Common Stock available for awards under the proposed 2018 LTIP will equal (i) a new share authorization of 1,860,000 shares of Common Stock plus (ii) the number of shares available for future awards under the 2016 LTIP as of the date on which the 2018 LTIP is approved by the Company’s stockholders.  That total number is currently estimated to be 1,897,835 shares, but that number could increase or decrease prior to the date of the 2018 Annual Meeting, depending on forfeitures, cancellations, grants, tax withholding and similar events in accordance with the provisions of the 2016 LTIP.

Background

On April 14, 2016, Energy XXI Ltd (our “Predecessor”) and certain other indirect wholly-owned subsidiaries of our Predecessor filed voluntary petitions for reorganization in the United States Bankruptcy Court for the Southern District of Texas, Houston Division seeking relief under the provisions of chapter 11 of Title 11 of the United States Code. In connection with that bankruptcy proceeding, our Predecessor and its subsidiaries completed a series of internal reorganization transactions pursuant to which our Predecessor transferred all of its remaining assets to the Company.  On December 30, 2016 (the “Emergence Date”), the entities emerged from bankruptcy and shares of common stock and common stock warrants of the Company were distributed to creditors of our Predecessor and certain of its subsidiaries pursuant to the Second Amended Proposed Joint Chapter 11 Plan of Reorganization (as amended, modified, or supplemented from time to time, the “Plan of Reorganization”).

As part of the Plan of Reorganization, on the Emergence Date, the Company adopted the 2016 LTIP, a comprehensive equity-based award plan as part of the go-forward compensation for our officers, directors, employees and consultants (“Service Providers”). The total number of shares of our Common Stock reserved and available for delivery with respect to awards under the 2016 LTIP was 1,859,552 shares, which represented 5% of the total new equity at the Emergence Date.  For purposes of the Plan of Reorganization, an indicative price of $20.00 per share price was used, implying a total value for the 2016 LTIP shares on the Emergence Date of approximately $37.2 million.  Therefore, it was reasonably expected at the time that this number of shares at the corresponding share price would be sufficient to meet the Company’s needs with regard to offering both long-term equity-based compensation for employees and compensation for non-executive directors under the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”) for two to three years.

Since the Emergence Date, however, several factors have had a profound impact on the Company and the 2016 LTIP.  These factors have resulted in the number of available shares under the 2016 LTIP being insufficient to meet the Company’s needs in the near future:

•

Mandated Share Allocation Post-Emergence Date.  As noted previously, the total number of shares of our Common Stock reserved and available for delivery with respect to awards under the 2016 LTIP represented only 5% of the total new equity at the Emergence Date.  It is our Board’s belief, in consultation with Longnecker & Associates, its independent compensation consultant, that the 5% allocation to an equity-based award plan is on the lower end of the range of what has typically been announced by oil and gas exploration and production companies emerging from bankruptcy during the recent cycle of lower commodity prices.  Moreover, our Plan of Reorganization required the Board to allocate 3% of the 5% total new equity on a fully diluted basis reserved under the 2016 LTIP to the Service Providers no later than April 29, 2017, only four months after the Emergence Date.  The intent of the mandatory allocation of 60% of the total equity available under the 2016 LTIP was to ensure retention of key stakeholders who were deemed essential to the Company’s emergence from bankruptcy.

However, this mandatory allocation requirement left only 1,115,731 shares available under the 2016 LTIP to be used to attract, motivate and retain the caliber of employees and directors considered essential to our success.

•

Illiquid Trading Market for our Common Stock.  Even though an indicative price of $20.00 per share was used in formulating the Plan of Reorganization, there was no active trading market for our shares at that time.  Our shares of Common Stock did not begin trading on NASDAQ until February 28, 2017.  From that date through April 2, 2018, the closing stock price for our Common Stock has ranged from $35.96 per share to $3.75 per share.

•

Installation of a New Leadership Team.  As more fully detailed in this proxy statement, the Company underwent a series of management changes that resulted in a wholesale change-over of its senior leadership in 2017, including the appointment of a new President and Chief Executive Officer, a new Chief Operating Officer and a new Chief Financial Officer.  Equity awards were a critical tool for recruiting the breadth of talent required to lead our Company and execute on our go-forward strategy.  The level of experience recruited, the fact that three senior leaders were hired in 2017 (with a fourth in early 2018), and the relatively short period of time in which the management change-over occurred all had an impact on the magnitude of share usage under the 2016 LTIP.

•

Lower Valuation of Shares Available for Award.  Following the Emergence Date, the Common Stock share price has experienced downward pressures that created a  corresponding lower valuation of the shares available for awards under the 2016 LTIP. We believe several factors contributed to those downward pressures, including but not limited to:

o

Release of the results of the Company’s first fully-engineered third-party reserves report since 2012. In the past few years, although our Predecessor had utilized third-party engineers to audit its internal calculations of reserves, year-end reserves reports were prepared internally.  Our Predecessor had not had a fully-engineered third-party report prepared since 2012.  In May 2017, the Company announced the final results of an independently engineered reserves report prepared by Netherland Sewell & Associates, Inc. (“NSAI”) as of March 31, 2017.  NSAI’s report estimated the Company’s total SEC proved reserves as of March 31, 2017 to be 109.4 million barrels of oil equivalent, (“MMBOE”), with the present value of the SEC proved reserves discounted at 10% (“PV‑10 Value”) to be $108.4 million.  By comparison, in the last internally-prepared report prepared as of December 31, 2016, total SEC proved reserves were 121.9 MMBOE and the PV‑10 Value was reported to be $135.4 million. The primary non-commodity price factors contributing to the difference between the NSAI March 31, 2017 SEC report and the internally-prepared year-end 2016 report were: (i) technical reassessments; (ii) higher capital costs; and (iii) production during the first quarter of 2017, partially offset by higher SEC average commodity prices for both crude oil and natural gas.

o

Challenged operating performance.  After the Emergence Date, the Company reported production declines primarily due to disruptions associated with shut-ins from severe weather (four named storms in 2017 and several cold fronts in early 2018), production equipment maintenance, pipeline shut-ins, facility-related unscheduled downtime and natural declines.  Our facility-related unscheduled downtime is impacted by the maturity of our infrastructure and the required level of maintenance and repairs compared to other U.S. Gulf of Mexico producers.

o

Uncertainty during Strategic Review process.  On March 20, 2017 the Company announced that it had retained Morgan Stanley & Co. LLC as financial advisor to assist the Board and senior management with the evaluation, development and implementation of a strategic plan, including a stand-alone plan and select strategic alternatives (“Strategic Review”).  As part of this Strategic Review, we evaluated a variety of alternatives including mergers or consolidations, a stand-alone plan and capital infusion options.  While we had a certain level of interest from potential counterparties, we announced on November 14, 2017 that no executable combination resulted from the review process and that we would shift our focus to the development of an optimized stand-alone strategy and multi-year plan.

Purpose of the 2018 LTIP

We continue to believe that our success in the development, exploitation and operation of oil and natural properties is contingent upon our ability to retain key employees and attract new employees with the experience and skill sets that fit our culture and corporate strategy.  Our announced go-forward strategy for the Company in 2018 and 2019 includes optimizing and enhancing our existing production with an active drilling effort, implementing a recompletion and workover program, evaluating acquisitions, potential dispositions of non-core properties, and continuing to control costs. Execution of this strategy hinges on retaining and motivating key talent. Moreover, the 2018 LTIP is considered by the Board to be necessary to promote the interests of the Company and its stockholders by allowing us to maintain the flexibility that we need to keep pace with our competitors and effectively attract, motivate and retain the caliber of employees and directors essential to our success.  Utilizing a significant portion of incentive compensation as equity awards aligns the interests of the Company’s employees with those of its stockholders.  If the proposed number of shares available under the 2018 LTIP is not approved, the Company may be compelled to increase the cash-based component of employee compensation, which we believe would reduce the alignment of employee and stockholder interests and could impact the Company’s liquidity.

The Compensation Committee was advised by Longnecker & Associates with respect to the design of the 2018 LTIP and the proposed share allocation.  In recommending that the Board of Directors adopt the 2018 Plan, the Compensation Committee also considered the Company’s expected usage of equity compensation, the number of shares remaining for awards under the 2016 LTIP, the importance of an effective equity compensation program to the Company’s success and the potential effect of the 2018 LTIP on the Company’s stockholders.  If the 2018 LTIP is approved by our stockholders, the total number of shares that are either available for future grant awards or subject to existing grant awards would be approximately 10% of the Company’s outstanding shares on a pro forma basis, which the Board believes is within the range for oil and gas companies that have recently emerged from bankruptcy.

The purposes of the 2018 LTIP are to:

•	enhance the profitability of the Company and its affiliates by attracting and retaining highly qualified persons as employees, directors, consultants, independent contractors and agents; and
•

align the interests of persons upon whom the responsibilities of the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the welfare of the Company and its affiliates are of importance, with the interests of stockholders of the Company and its affiliates.

Under the 2018 LTIP, the Company may grant:

•	nonqualified stock options;
•	“incentive stock options” (within the meaning of Section 422 of the Code);
•	stock appreciation rights (“SARs”) in the forms of SARs granted in tandem with an option (“Tandem SARs”) and SARs not granted in tandem with an option (“Free-Standing SARs”);
•	restricted stock, restricted stock units and other stock awards (collectively, “Stock Awards”); and
•	performance awards.

As of April 9, 2018, subject to adoption by the Board of any future eligibility requirements that restrict the level of participation in the 2018 LTIP, all of our approximately 168 employees (including our four executive officers), as well as our five non-employee directors nominated for election at the 2018 Annual Meeting, would be eligible to participate in the 2018 LTIP, if selected by the Compensation Committee (as described below).

Plan Highlights

Some of the key features of the 2018 LTIP include:

•	The 2018 LTIP will be administered by a committee of the Board, consisting entirely of independent directors;
•	Options and SARs granted under the 2018 LTIP may not be repriced without stockholder approval;
•

Under the 2018 LTIP, the number of shares of Common Stock initially available for awards equals (i) a new share authorization of 1,860,000 shares of Common Stock plus (ii) the number of shares available for future awards under the 2016 LTIP as of the date on which the 2018 LTIP is approved by the Company’s stockholders;

•	The exercise price of options and the base price for SARs granted under the 2018 LTIP may not be less than the fair market value of a share of Common Stock on the date of grant;
•

The 2018 LTIP includes a minimum vesting period of one year for all awards, subject to the following exceptions: (1) awards with respect to up to 5% of the available shares under the 2018 LTIP, (2) any annual award to a non-employee director, and (3) the ability to accelerate vesting upon certain terminations of employment, a change in control or as otherwise determined by the Compensation Committee;

•

The 2018 LTIP prohibits the grant of dividend equivalents with respect to options and SARs and subjects all dividends and dividend equivalents paid with respect to restricted stock, restricted stock units or Performance Awards to the same vesting conditions as the underlying awards; and

•	The 2018 LTIP does not contain a liberal change in control definition.

Description of the 2018 LTIP

The following description is qualified in its entirety by reference to the 2018 LTIP, a copy of which is attached to this proxy statement as Appendix A and incorporated herein by reference.

Administration

The 2018 LTIP will be administered by a committee designated by the Board (the “Committee”), consisting of two or more members of the Board, each of whom is intended to be (i) a “non-employee director” within the meaning of Rule 16b‑3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) “independent” within the meaning of the listing standards of NASDAQ (the “NASDAQ Listing Standards”).  It is expected that the Compensation Committee of our Board will administer the 2018 LTIP.

Subject to the express provisions of the 2018 LTIP, the Compensation Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award.  All awards will be evidenced by an agreement approved by the Compensation Committee and containing provisions consistent with the 2018 LTIP.  The Compensation Committee will also have authority to establish rules and regulations for administering the 2018 LTIP and to decide questions of interpretation or application of any provision of the 2018 LTIP.  The Compensation Committee may approve an agreement, or may in its sole discretion otherwise take action regarding an award, such that (1) any or all outstanding options and SARs will become exercisable in part or in full, (2) all or a portion of a restriction period on any outstanding award will lapse, (3) all or a portion of any performance period applicable to any outstanding award will lapse, and (4) any performance measures applicable to any outstanding award will be deemed satisfied at target, maximum or any other level.

The Compensation Committee may delegate some or all of its power and authority under the 2018 LTIP to the Board, a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Compensation Committee deems appropriate, except that the Compensation Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to awards to persons who are subject to Section 16 of the Exchange Act.

Available Shares

Under the 2018 LTIP, the number of shares of Common Stock available for awards is (i) 1,860,000 plus (ii) the number of shares available for award under the 2016 LTIP on the date the 2018 LTIP receives stockholder approval.  That total number is currently estimated to be 1,897,835 shares, but that number could increase or decrease prior to the date of the 2018 Annual Meeting, depending on forfeitures, cancellations, grants, tax withholding and similar events in accordance with the provisions of the 2016 LTIP.

No more than 500,000 shares in the aggregate may be issued under the 2018 LTIP in connection with incentive stock options, subject to the capitalization adjustment provisions included in the 2018 LTIP.  The number of shares of Common Stock that remain available for future grants under the 2018 LTIP shall be reduced by the sum of the aggregate number of shares of Common Stock that become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding performance awards denominated in shares of Common Stock.

To the extent that shares of Common Stock subject to an outstanding option, Free-Standing SAR, Stock Award or performance award granted under the 2018 LTIP or the 2016 LTIP or any other equity plan maintained by the Company under which awards are outstanding as of the effective date of the 2018 LTIP (such plans other than the 2018 LTIP, collectively the “Prior Plans”) are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of Common Stock subject to an option cancelled upon settlement in shares of a related Tandem SAR or subject to a Tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, then such shares of Common Stock will again be available under the 2018 LTIP.  Notwithstanding the foregoing, shares of Common Stock subject to an award under the 2018 LTIP or a Prior Plan will not again be available under the 2018 LTIP if such shares are (a) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement of such option or SAR, (b) shares delivered to or withheld by the Company to pay the purchase price or withholding taxes related to an outstanding award or (c) shares repurchased by the Company on the open market with the proceeds of an option exercise.  Further, the number of shares of Common Stock available for awards under the 2018 LTIP will not be reduced by (i) the number of shares subject to substitute awards granted in connection with a corporate transaction or (ii) available shares under a stockholder-approved plan of a company or other entity that was a party to a corporate transaction with the Company that become subject to awards granted under the 2018 LTIP.

As of the Record Date, the closing price of a share of Common Stock, as reported on NASDAQ, was $4.07.

Change in Control

Subject to the terms of applicable award agreements, in the event of a change in control of the Company, the Compensation Committee may require that (i) some or all outstanding options and SARs become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding Stock Awards lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards lapse in full or in part and (iv) the performance measures applicable to some or all outstanding awards be deemed satisfied at the target, maximum or any other level.  In addition, in the event of a change in control, the Compensation Committee may require that shares of stock of the company resulting from such change in control, or the parent of such company, be substituted for some or all of the shares of Common Stock subject to outstanding awards, with an appropriate and equitable adjustment to the awards as determined by the Compensation Committee, and/or require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of common stock in the company resulting from the change in control or the parent thereof, or a combination of cash and shares.

Under the terms of the 2018 LTIP, a change in control is generally defined as (i) certain acquisitions of shares of stock of the Company resulting in any one person or person acting as a group holding more than 50% of the total fair market value or voting power of stock of the Company, (ii) over a twelve-month period, certain acquisitions of shares of stock of the Company representing at least 30% of the total voting power of the stock of the Company, (iii) certain changes in the majority composition of our Board over a twelve-month period, or (iv) certain acquisitions over a twelve-month period of at least 40% of the assets of the Company.  In addition, for purposes of this paragraph, except as otherwise provided in an applicable award agreement, “Company” includes (x) the Company, (y) the entity for whom a participant performs the services for which an award is granted, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power of the Company (a “Majority Stockholder”) or the entity identified in clause (y) above, or any entity in a chain of entities in which each entity is a Majority Stockholder of another entity in the chain, ending in the Company or the entity identified in clause (y) above.

Effective Date, Termination and Amendment

If approved by our stockholders at the 2018 Annual Meeting, the 2018 LTIP will become effective as of the date on which the 2018 LTIP is approved by our stockholders, and will terminate as of the first annual meeting of our stockholders to occur on or after the tenth anniversary of the effective date, unless earlier terminated by the Board.  The Compensation Committee may amend the 2018 LTIP at any time, subject to stockholder approval if (i) required by applicable law, rule or regulation, including the NASDAQ Listing Standards or the rules of any other stock exchange on which the Common Stock is then traded, or (ii) the amendment seeks to modify the option and SAR repricing provisions in the 2018 LTIP.  No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Minimum Vesting Period

No award granted under the 2018 LTIP will become exercisable or vested prior to the one-year anniversary of the date of grant; provided,  however, that, such restriction will not apply to (x) awards granted under the 2018 LTIP with respect to the number of shares of Common Stock that, in the aggregate, does not exceed five percent (5%) of the total number of shares initially available for awards under the 2018 LTIP or (y) any annual award to a non-employee director but only if no more than 50% of such annual award becomes exercisable or vested prior to the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders if the annual meeting is earlier but within 30 days of the one-year anniversary of the grant date.  This minimum vesting requirement does not restrict the right of the Compensation Committee to accelerate or continue the vesting or exercisability of an award upon or after a change in control, termination of employment or as otherwise determined by the Compensation Committee.

Eligibility

Participants in the 2018 LTIP will consist of persons who are or are expected to become officers, other employees, non-employee directors, consultants, independent contractors or agents of the Company and its affiliates, as selected by the Compensation Committee.

Clawback of Awards

Awards granted under the 2018 LTIP and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy that the Company may adopt from time to time, including any such policy as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, and as otherwise required by applicable law.

Non-Transferability

The 2018 LTIP restricts the ability of an award holder from transferring awards granted under the 2018 LTIP other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the award agreement, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration.

Stock Awards

The 2018 LTIP provides for the grant of Stock Awards.  The Compensation Committee may grant a Stock Award as a restricted stock award, a restricted stock unit award or other stock award.  Except as otherwise determined by the Compensation Committee, Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period, or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock.  Distributions and dividends with respect to shares of Common Stock, including regular cash dividends, will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of Common Stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents and interest on, or the deemed reinvestment of, any deferred dividend equivalents with respect to such award.  Any dividend equivalents with respect to restricted stock units will be subject to the same restrictions as such restricted stock units.  Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a stockholder of the Company.

Under the terms of the 2018 LTIP, the Compensation Committee is authorized to grant other stock awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as will be determined by the Compensation Committee.  The Compensation Committee will determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Compensation Committee may specify in its discretion.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or the forfeiture and cancellation of a Stock Award (i) upon the termination of employment or service of a participant, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence will be determined by the Compensation Committee and set forth in the applicable award agreement.

Stock Options and SARs

The 2018 LTIP provides for the grant of nonqualified stock options, incentive stock options and SARs.  The Compensation Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten years after its date of grant, unless the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant.  Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.

Each SAR will be exercisable for no more than ten years after its date of grant.  The base price of an SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, provided that the base price of a Tandem SAR will be the exercise price of the related option.  An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of options and SARs (i) upon the termination of employment or service of a participant, whether by reason of disability, retirement, death or any other reason or (ii) during a paid or unpaid leave of absence will be determined by the Compensation Committee and set forth in the applicable award agreement.

Subject to the adjustment provisions set forth in the 2018 LTIP, the Compensation Committee may not, without the approval of the stockholders of the Company, (i) reduce the exercise price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award, if the exercise price of that option or the base price of such SAR exceeds the fair market value of a share of Common Stock on the date of cancellation.  However, the Compensation Committee may, without stockholder approval, take any of those actions listed above in connection with a change in control or other corporate transaction, such as any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, partial or complete liquidation of the Company, merger, consolidation or other change in corporate capitalization.

Performance Awards

The 2018 LTIP also provides for the grant of performance awards.  The agreement relating to a performance award will specify whether such award may be settled in shares of Common Stock (including shares of restricted stock), cash or a combination thereof.  The agreement relating to a performance award will provide, in the manner determined by the Compensation Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period.  Any dividend or dividend equivalents with respect to a performance award will be subject to the same restrictions as such performance award.  Prior to the settlement of a performance award in shares of Common Stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares.

All of the terms relating to the satisfaction of performance measures and the termination of a performance period or the forfeiture and cancellation of a performance award (i) upon the termination of employment or service of a participant, whether by reason of disability, retirement, death or any other reason or (ii) during a paid or unpaid leave of absence will be determined by the Compensation Committee and set forth in the applicable award agreement.

Performance Measures

Under the 2018 LTIP, the vesting, exercisability or payment of certain awards may be subject to the satisfaction of performance measures.  The performance measures applicable to a particular award will be determined by the Compensation Committee at the time of grant.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total stockholder return and earnings per share criteria) or individual basis, may be used by the Compensation Committee in establishing performance measures under the 2018 LTIP: (1) safety performance and/or incident rate; (2) revenues or other income; (3) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, or cash flows from financing activities; (4) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on equity; (5) income, operating income or net income; (6) earnings before any one or more of depletion, depreciation and amortization expense; exploration and abandonments; impairment of oil and gas properties; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (7) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (8) debt or equity financings or improvement of financial ratings; (9) production volumes, production growth, or debt adjusted production growth, which may be of oil, gas, natural gas liquids or any combination thereof; (10) general and administrative expenses; (11) proved reserves, reserve replacement, drill bit reserve replacement or reserve growth; (12) exploration and development costs, capital expenditures, finding and development costs, drill bit finding and development costs, operating costs (including, but not limited to, lease operating expenses, severance taxes and other production taxes, gathering and transportation and other components of operating expenses), base operating costs, or production costs; (13) net asset value; (14) fair market value of the Common Stock, share price, share price appreciation, total stockholder return or payments of dividends; (15) achievement of savings from business improvement projects and achievement of capital projects deliverables; (16) working capital or working capital changes; (17) operating profit or net operating profit; (18) internal research or development programs; (19) geographic business expansion; (20) corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations); (22) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire;  (23) performance against environmental, ethics or sustainability targets; (24) satisfactory internal or external audits; (25) consummation, implementation or completion of a Change in Control or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (26) regulatory approvals or other regulatory milestones; (27) legal compliance or risk reduction; (28) drilling results; or (29) such other goals as the Compensation Committee may determine whether or not listed herein.  Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure (such as per day, or per barrel, a volume or thermal unit of gas or a barrel-of-oil equivalent), on a per share basis (basic or diluted), and on a basis of continuing operations only.  The terms above may, but shall not be required to be, used as applied under generally accepted accounting principles, as applicable.  In establishing a performance measure or determining the achievement of a performance measure, the Compensation Committee may provide that the achievement of the applicable performance measures may be amended or adjusted to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.  Performance measures will be subject to such other special rules and conditions as the Compensation Committee may establish at any time.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2018 LTIP.  This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2018 LTIP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2018 LTIP.  Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.”  “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers.  If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Stock Awards

A participant will not recognize taxable income at the time stock subject to restrictions that constitute a substantial risk of forfeiture is granted, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time.  If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares.  If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares.  The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted, and the Company will not be entitled to a tax deduction at that time.  Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company.  The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

The tax treatment, including the timing of taxation, of any other type of stock award will depend on the terms of such award at the time of grant.

Stock Options

A participant will not recognize taxable income at the time an option is granted, and the Company will not be entitled to a tax deduction at that time.  A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased on such date over their exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.  A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option.  If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction.  If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

SARs

A participant will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at that time.  Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company.  This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted, and the Company will not be entitled to a tax deduction at that time.  Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company.  This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

New Plan Benefits

The Compensation Committee has the discretion to grant awards under the 2018 LTIP and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by our NEOs or others under the 2018 LTIP.  See the section entitled “Executive Compensation — 2017 Grants of Plan-Based Awards” in this proxy statement for grants made to each of our NEOs under the 2016 LTIP during 2017.

As discussed above, the 2018 LTIP is being submitted for approval by our stockholders at the 2018 Annual Meeting.  If our stockholders approve this proposal, the 2018 LTIP will become effective as of the date of approval, and awards may be granted under the 2018 LTIP.  If our stockholders do not approve the 2018 LTIP, it will not become effective and the Company will continue to grant awards under the 2016 LTIP.  In that case, the Company may be compelled to increase the cash-based component of employee compensation, which we believe would reduce the alignment of employee and stockholder interests and could impact the Company’s liquidity.

Even though the Compensation Committee has not yet made any grant awards under the 2018 LTIP, it has made one grant under the 2016 LTIP that is contingent upon stockholder approval of the 2018 LTIP at the 2018 Annual Meeting.  On March 29, 2018, the Board, on the recommendation of the Compensation Committee, approved a one-time award of $200,000 of restricted stock units to Gary C. Hanna under the 2016 LTIP (52,083 restricted stock units, based on the grant date value of $3.84 per share).  One-third of this award vests on each of the first, second and third anniversaries of the grant date or, if earlier, upon the consummation of a change of control.  As a result of this vesting schedule, if Mr. Hanna is not elected by the stockholders at the 2018 Annual Meeting, this grant will be forfeited.  Furthermore, even though this grant was made under the 2016 LTIP, this grant will also be forfeited if the 2018 LTIP is not approved by our stockholders at the 2018 Annual Meeting.  The award, which the Board believes is in the best interest of the Company to recruit Mr. Hanna, is in addition to his compensation as Chairman of the Board under the Director Compensation Policy.

Awards Contingent on Stockholder Approval of 2018 LTIP
Name and Position	Dollar Value	Number of Shares(1)
Gary C. Hanna(2)	$200,000	52,083
Total Executive Group	—	—
Non-Executive Director Group	$200,000	52,083
Non-Executive Officer Employee Group	—	—

(1)	Based on the grant date value of $3.84 per share.
(2)	As described in more detail above, this grant to Mr. Hanna was made under the 2016 LTIP.

Vote Required for Approval

Approval of the 2018 LTIP requires an affirmative vote of a majority of votes cast by the holders of our Common Stock.  Accordingly, abstentions and broker non-votes will not be counted and will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” APPROVAL OF THE 2018 LTIP

PROPOSAL NO. 3:

NON‑BINDING ADVISORY VOTE TO APPROVE OUR NAMED

EXECUTIVE OFFICERS’ COMPENSATION

The Dodd‑Frank Wall Street Reform and Consumer Protection Act (the “Dodd‑Frank Act”), and Section 14A of the Exchange Act, promulgated thereunder, requires that we provide stockholders with the opportunity to vote to approve, on a non‑binding advisory basis, the compensation of our named executive officers (each, an “NEO”) as disclosed in this proxy statement in accordance with the rules of the SEC.  This vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our NEOs and our compensation philosophy and practices as disclosed under the “Executive Compensation” section of this proxy statement.  This disclosure includes the Compensation Discussion and Analysis and compensation tables and narrative discussion following such compensation tables.

At the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), our stockholders voted to hold non‑binding advisory votes on executive compensation annually.

Consistent with that direction we have determined that it would be in the best interests of our stockholders to hold a non‑binding advisory vote on the compensation of our NEOs at the 2018 Annual Meeting.

We understand that our executive compensation practices are important to our stockholders.  Our core executive compensation philosophy is based on pay for performance, and we believe that our executive compensation program is strongly aligned with the long‑term interests of our stockholders and is worthy of stockholder support.  In considering how to vote on this proposal, we encourage you to review all of the relevant information in this proxy statement, including our Compensation Discussion and Analysis (including the Executive Summary), the compensation tables and the narrative discussion following the compensation tables regarding our executive compensation program.

As an advisory vote, this proposal is not binding on us or our Board of Directors.  Stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation program are designed to operate in an integrated manner and to complement one another, in many cases it may not be feasible to change our executive compensation program in consideration of any year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.  Nevertheless, our Board of Directors and the Compensation Committee will fully consider the views of our stockholders, review all appropriate alternatives to any compensation program disfavored by stockholders and implement any associated modifications and improvements deemed appropriate as soon as practicable thereafter.

Stockholders are asked to vote on the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S‑K of the rules of the Securities and Exchange Commission in the Company’s proxy statement relating to the Company’s 2018 annual meeting of stockholders.

Vote Required for Approval

Approval of this proposal requires an affirmative vote of a majority of Common Stock present in person or represented by proxy and entitled to vote.  Accordingly, abstentions will be counted as a vote “against” approval, on an advisory basis, of the compensation of the Company’s NEOs, as disclosed in this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL,

ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICERS’

COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4:

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018, and our Board of Directors asks that the stockholders ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for such year. If the stockholders do not ratify the appointment Ernst & Young LLP, the adverse vote will be considered as a direction to the Audit Committee to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the recommended appointment for the fiscal year ended December 31, 2018 will be permitted to stand by our Board of Directors unless the Audit Committee finds other reasons for making a change.

While the Audit Committee is responsible for the remuneration, retention and oversight of our independent registered public accounting firm, our Audit Committee and our Board of Directors are requesting that the stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.  As more fully described below in “Pre-Approval Policies and Procedures,” all services to be rendered by our independent registered public accounting firm are subject to pre‑approval and review by our Audit Committee.

A representative from Ernst & Young LLP will be present at the 2018 Annual Meeting.  If that representative desires to do so, he or she will have an opportunity to make a statement.  In addition, that representative will be available to respond to appropriate questions.

Ernst & Young served as our independent registered public accounting firm for the fiscal year ended December 31, 2017, which was the first year that Ernst & Young served in that role.  As reported at the time in our filings with the Securities and Exchange Commission (the “SEC”), on March 7, 2017, the Audit Committee of the Board approved the dismissal of BDO USA, LLP (“BDO”) as our independent registered public accounting firm, subject to the completion by Ernst & Young LLP of their client acceptance procedures.  These procedures were completed on March 9, 2017 (the “Dismissal Date”).  On the Dismissal Date, we notified BDO of its dismissal, effective immediately on the Dismissal Date.  Our stockholders approved and ratified the appointment of Ernst & Young at our 2017 Annual Meeting on May 10, 2017.

The reports of BDO on the financial statements of the Company and our Predecessor for the transition period ended December 31, 2016 and for the fiscal years ended June 30, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that (i) the report for the fiscal year ended June 30, 2016 included an explanatory paragraph that described conditions that raised substantial doubt about our ability to continue as a going concern as described in Notes 1 and 3 to the financial statements and (ii) the audit report of BDO on the effectiveness of our internal control over financial reporting as of June 30, 2015 contained an adverse opinion on our internal control over financial reporting due to material weaknesses involving internal controls and procedures described below.

In connection with its audits of the six-month transition period ended December 31, 2016 and the fiscal years ended June 30, 2016 and 2015 and reviews of our financial statements for any subsequent interim period preceding the Dismissal Date, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused them to make reference to those disagreements in their reports on the financial statements, and no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K issued by the SEC, except that in its 2015 report

BDO advised that internal controls necessary for the registrant to develop reliable financial statements did not exist as a result of material weaknesses involving internal controls and procedures related to the following:

(i)

management failed to design and maintain controls over the documentation of hedge designations to provide reasonable assurance that derivative contracts would be properly recorded and disclosed in the consolidated financial statements; and

(ii)

our Chief Executive Officer, John Schiller, failed to disclose certain potential conflicts of interests which, given his leadership position and the visibility and importance of his actions to our overall system of controls, is considered a material weakness in our control environment.

The Company requested that BDO furnish a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether BDO agrees with the above statements.  We filed that letter with the SEC as Exhibit 16.1 to our Current Report on Form 8‑K filed on March 9, 2017.

The Audit Committee of the Company recommended and approved the engagement of Ernst & Young as the successor independent registered public accounting firm, effective upon the Dismissal Date.  At no time during our six-month transition period ended December 31, 2016, our fiscal years ended June 30, 2016 and June 30, 2015 or during any subsequent interim period through the Dismissal Date, did the Company consult with Ernst & Young regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) and related instructions of Regulation S-K or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

Vote Required for Approval

An affirmative vote of a majority of Common Stock present in person or represented by proxy and entitled to vote is required for the approval of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.  Accordingly, abstentions will be counted as a vote “against” the appointment of Ernst & Young LLP as our independent registered public accounting firm.

OUR AUDIT COMMITTEE AND OUR BOARD OF DIRECTORS

UNANIMOUSLY RECOMMEND A VOTE “FOR” THE APPROVAL

OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Fees Paid to Ernst & Young LLP

The following table sets forth the amount of audit fees, audit-related fees and tax fees billed by Ernst & Young LLP for the year ended December 31, 2017 (including any out-of-pocket expenses):

2017
Audit fees (1)	$2,329,586
Audit-related fees (2)	—
Tax fees (3)	—
All other fees (4)	—
Total Fees	$2,329,586

(1)

Audit fees are fees paid to Ernst & Young LLP for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with regulatory filings.

(2)	There were no audit-related fees (including expenses) with respect to 2017.
(3)	There were no tax fees (including expenses) with respect to 2017.
(4)	There were no other fees (including expenses) with respect to 2017.

Fees Paid to BDO USA, LLP

The following table sets forth the amount of audit fees, audit-related fees and tax fees billed by BDO USA, LLP for the transition period ended December 31, 2016 and the fiscal year ended June 30, 2016 (including any out-of-pocket expenses):

	Transition Period Ended December 31, 2016	Year Ended June 30, 2016
Audit fees (1)	$1,320,000	$1,793,853
Audit-related fees (2)	—	25,000
Tax fees (3)	—	—
All other fees (4)	—	—
Total Fees	$1,320,000	$1,818,853

(1)

For the transition period ended December 31, 2016, audit fees are fees paid to BDO for professional services related to the audit and quarterly reviews of the Company and our Predecessor, and for services that are normally provided by the accountant in connection with regulatory filings.  Audit fees are fees paid to BDO for professional services in prior years related to the audit and quarterly reviews of our financial statements, including those of our subsidiaries, EPL Oil and Gas Inc. and the Company, and internal control over financial reporting and for services that are normally provided by the accountant in connection with regulatory filings.  Audit fees include $28,016 related to services provided in connection with the review of registration statements, providing comfort letters and consents.

(2)

Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include, but are not limited to, special audits of employee benefit plans.

(3)	There were no tax fees (including expenses) with respect to such periods.
(4)	There were no other fees (including expenses) with respect to such periods.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent registered public accountants.  Under such procedures, the Audit Committee will annually review and pre-approve the audit, review and attest services to be provided during the next audit cycle by the independent registered public accountants and may annually review and pre-approve permitted non-audit services to be provided during the next audit cycle by the independent registered public accountants.  To the extent practicable, the Audit Committee will also review and approve a budget for such services.  Services proposed to be provided by the independent registered public accountants that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee.  Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee.  All requests or applications for the independent registered public accountants to provide services to the Company must be submitted to the Audit Committee or its designated subcommittee by the principal financial or accounting officer and must address whether, in his or her view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence.

INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

The following sets forth information concerning each of the nominees for election to the Board and each continuing member of the Board of Directors, including their name, age, and principal occupation or employment for at least the past five years and the period for which such person has served as a director of the Company.  There are no family relationships among any of our directors or executive officers.

In addition to describing the experiences, qualifications, attributes and skills of the Company’s continuing directors and director nominees, the following describes the experiences, qualifications, attributes and skills that caused the Nomination and Governance Committee and Board of Directors to determine that the persons nominated as directors to serve until the 2019 Annual Meeting should be so nominated.  In addition, there are no arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as a director or director nominee.

The following persons are our continuing directors or director nominees.

Name	Age (As of April 9, 2017)	Position(s) with the Company
Michael S. Bahorich	61	Director
Douglas E. Brooks	59	Chief Executive Officer, President and Director
Gabriel L. Ellisor	44	Director
Gary C. Hanna	60	Chairman of the Board and Director
Stanford Springel	71	Director
Charles W. Wampler	63	Director

Nominees for Election as Directors

The following information is furnished regarding the nominees who are nominated for election at the 2018 Annual Meeting and, if elected, will continue to serve on the Board of Directors until the 2019 Annual Meeting and until their respective successors are elected and qualified or until the earlier of their resignation or removal. Messrs. Bahorich, Brooks, Ellisor, Hanna, Springel and Wampler are current directors of the Company. Messrs. Bahorich and Wampler each began his term as a director on December 30, 2016.  On April 17, 2017, Mr. Brooks was appointed our new Chief Executive Officer and President.  In connection with the Board’s approval of the Brooks Employment Agreement, the Board appointed Mr. Brooks a director, effective as of the same date. Mr. Springel was first elected as a director at the 2017 Annual meeting, which was held on May 10, 2017. Mr. Hanna was appointed by the Board to be a director on March 29, 2018, and Mr. Ellisor was appointed by the Board to be a  director on April 6, 2018.

Michael S. Bahorich is an award‑winning oil and gas executive with broad technical knowledge, deep industry expertise, and experience serving on both corporate and non‑profit boards.  Skilled in managing operations, research, and technical service at major and independent oil companies, Mr. Bahorich recently retired from Apache Corporation where he served as an executive vice president for 15 years, most recently as Chief Technology Officer.  Prior to joining Apache, Mr. Bahorich worked at Amoco Corporation, which he joined in 1981 as a Geoscientist.  He has a B.S. in Geology from the University of Missouri, Columbia, and an M.S. in Geophysics from Virginia Polytechnic Institute (VPI). Mr. Bahorich previously served as a director of Global Geophysical Services.  His advisory experience with non‑profit organizations includes serving as a trustee of the Houston Museum of Natural Science and as a member of academic advisory boards at both Yale and Stanford Universities.  The Board believes that Mr. Bahorich is qualified to serve on the Board based on his experience, education and technical knowledge as a geophysicist and senior executive with 35 years’ experience in the oil and gas industry.

Douglas E. Brooks was appointed by the Board of Directors to be the Chief Executive Officer and President of the Company on April 17, 2017 and was also appointed as a director of the Company at the same time. Mr. Brooks served as Chief Executive Officer for Yates Petroleum Corporation, a privately owned exploration and production company focused on the Delaware and Powder River basins (“Yates”), from April 2015 until Yates’s merger with EOG

Resources, Inc. in October 2016. Mr. Brooks served as Chief Executive Officer of Aurora Oil & Gas Limited from October 2012 until June 2014, and as a Senior Vice President at Forest Oil Corporation from April 2012 until October 2012.  In addition, he spent 24 years with Marathon Oil Company in roles of increasing responsibility, lastly as the Director of Upstream Mergers and Acquisitions and Business Development for the Americas. Mr. Brooks has also built two private equity‑sponsored firms focused on unconventional resource projects in the western U.S. Mr. Brooks currently serves on the board of directors of Chaparral Energy, Inc. and has served as a board member for Aurora Oil & Gas Limited, Magdalena Energy Company, Yates Petroleum and the Houston Producers’ Forum.  Furthermore, he is currently an advisor for Hart Energy’s A&D Watch, a global energy research publication. Mr. Brooks holds a Bachelor of Science degree in Business Management from the University of Wyoming — Casper and a Masters of Business Administration, Finance from Our Lady of the Lake University in Texas.  The Board believes that Mr. Brooks is qualified to serve as Chief Executive Officer, President and director of the Company based on his education and extensive experience in the oil and gas industry.  He has served in senior leadership positions for a number of oil and gas companies, including as chief executive officer for two different companies.  His current and former positions as board member for various oil and companies will also help him perform his responsibilities to the Company.

Gabriel L. Ellisor was appointed to serve as a director of the Company on April 6, 2018. Mr. Ellisor served as Chief Financial Officer of Three Rivers Operating Company II from July 2012 to February 2015. Mr. Ellisor also served as the Chief Financial Officer for Three Rivers Operating Company I from 2010 to 2012. Both Three Rivers entities were private equity companies focused in the Permian Basin.  Prior to joining Three Rivers, Mr. Ellisor was a principal at Rivington Capital Advisors from 2008 to 2010, a boutique investment banking firm that specializes in raising private capital and providing merger and acquisition advisory services for the energy and production sector. Mr. Ellisor has approximately 20 years of experience in the finance sector of the oil and gas industry, including holding various positions at First Interstate Bank, Wells Fargo and BNP Paribas.  During his tenure at BNP Paribas from June 1997 to May 2008, Mr. Ellisor was responsible for arranging, structuring and underwriting various financings, including revolving bank facilities, institutional term loans and high yield offerings. He also serves on the board of directors of SilverBow Resources, Inc. and Salt Creek Midstream LLC. Mr. Ellisor earned a B.B.A., with a major in Finance, from Texas Christian University.  The Board believes that Mr. Ellisor is qualified to serve on the Board based on his extensive financial experience in the energy industry.

Gary C. Hanna was appointed to serve as Chairman of the Board and a director on March 29, 2018.  He has over 30 years of executive experience in the energy exploration and production and service sectors, with a primary focus in the mid-continent U.S. and Gulf of Mexico regions. Mr. Hanna has served as Chairman of the Board of Rosehill Resources, Inc. (“Rosehill”) since September 2015, and he also served as Chief Executive Officer from September 2015 until April 2017.  Between June 2015 and September 2015, Mr. Hanna evaluated various investment and employment opportunities. Mr. Hanna was a consultant for our Predecessor from June 2014 to June 2015.  From 2009 until June 2014, Mr. Hanna served as the Chief Executive Officer of EPL Oil & Gas, Inc. (“EPL”), a publicly-traded company that was acquired by our Predecessor in June 2014 for $2.3 billion, and was elected as a director of EPL in June 2010 and Chairman in 2013.  From 2008 to 2009, Mr. Hanna served as President and Chief Executive Officer of Admiral Energy Services, a start-up company focused on the development of offshore energy services.  From 1999 to 2007, Mr. Hanna served in various capacities at Tetra Technologies, Inc., an international oil and gas services production company, including serving as Senior Vice President from 2002 to 2007. Mr. Hanna also served as President and Chief Executive Officer of Tetra’s affiliate, Maritech Resources, Inc., and as President of Tetra Applied Technologies, Inc., another Tetra affiliate.  From 1996 to 1998, Mr. Hanna served as the President and Chief Executive Officer of Gulfport Energy Corporation, a public oil and gas exploration company.  From 1995 to 1998, he also served as the Chief Operations Officer for DLB Oil& Gas, Inc., a mid-continent exploration public company.  From 1982 to 1995, Mr. Hanna served as President and Chief Executive Officer of Hanna Oil Properties, Inc., a company engaged in oil services and the development of mid-continent oil and gas prospects.  Since November 2015, Mr. Hanna has served as a director of Aspire Holdings Corp. and, from November 2015 until December 2016, served as a director of Hercules Offshore, Inc. Mr. Hanna holds a B.B.A. in Economics from the University of Oklahoma. Mr. Hanna is well-qualified to serve as director due to (i) his extensive operational, financial and management background, (ii) his experience as a director and chairman of the board with other oil and gas companies, and (iii) his prior extensive management experience with that portion of the Company’s assets acquired in the acquisition of EPL.

Stanford Springel, who was elected to the Board of Directors in May 2017, retired from a 26‑year career in corporate turnaround management in December 2015.  Most recently, from 2002 until his retirement in 2015, Mr. Springel served as Managing Director in Alvarez & Marsal’s North American Commercial Restructuring practice, working with clients across a broad range of industries, including oilfield and environmental services, basic materials, construction, engineering, telecommunications, technology and consumer products.  In his capacity as Managing Director of Alvarez & Marsal, Mr. Springel served in crisis manager or interim executive roles for Alvarez & Marsal’s clients, including both publicly and privately held companies.  He specialized in the evaluation of a business and its organization, providing leadership, developing business and recapitalization plans and managing divesture processes.  Prior to his turnaround management career, Mr. Springel was the Chief Financial Officer of two publicly held companies. Mr. Springel began his business career with the General Electric Company (“GE”), where he spent 17 years in progressively responsible financial management positions in a variety of industries. Mr. Springel earned a bachelor’s degree from Dickinson College and is a graduate of GE’s Financial Management Program.  He has served on the boards of directors for both publicly held and privately held companies engaged in energy services, environmental, technology, gaming, retail and manufacturing companies. Mr. Springel’s service on the boards of publicly held companies was more than five years ago.  The Board believes that Mr. Springel is qualified to serve on the Board based on his prior board experience and his senior executive experience in business operations, restructurings, risk management, and strategic planning.

Charles W. Wampler is an extensively experienced oil and gas operations executive who currently serves on the boards of two oil and gas companies, including the Company.  From 2007 to 2016, Mr. Wampler held roles as Chief Operating Officer of Aspect Holdings, LLC and President of Aspect Energy, LLC and General Exploration Partners, where he also served as a board member from 2009 to 2012. Mr. Wampler directed the day to day management of Aspect’s domestic operations in the U.S. Gulf Coast and international operations in Hungary and Kurdistan, Iraq.  Prior to joining Aspect, Mr. Wampler was a board member and Chief Operating Officer for Lewis Energy Group, where he directed the company’s domestic exploration and production activities while also overseeing international drilling, production, and pipeline operations in Mexico and Colombia. Mr. Wampler’s previous experience includes serving as Division Operations Manager and Drilling Manager of EOG Resources and several engineering positions with Valero Producing Company and Kerr‑McGee. Mr. Wampler currently serves as a director for SilverBow Resources, Inc. Mr. Wampler earned his BS in Petroleum Engineering from the University of Southwestern Louisiana.  The Board believes that Mr. Wampler is qualified to serve on the Board based on his education and several decades of oil and gas industry experience in general management roles with an emphasis on operations leadership.

BOARD OF DIRECTORS AND GOVERNANCE

Role of our Board of Directors

Pursuant to our Bylaws, the number of directors is fixed and may be increased or decreased from time to time by resolution of our Board of Directors.  However, the number of directors must be at least one and not greater than fifteen.  Upon adjournment of the 2018 Annual Meeting, our Board of Directors will have six members.

Each director holds office until the next annual meeting for the election of directors and until his successor has been duly elected and qualified or until his earlier removal or resignation.

Our Board of Directors meets regularly to review significant developments affecting our company and to act on matters requiring Board of Directors approval.  During the fiscal year ended December 31, 2017, the Board of Directors held 18 formal board meetings, in addition to the meetings of standing committees described below and two Strategic Review Committee meetings.  The Board also took action by written consent without a formal meeting eight times during that period.  During the fiscal year ended December 31, 2017 each incumbent director of the Board of Directors attended at least 75% of the total number of meetings of the Board of Directors and of the Board committees on which he served.

Corporate Governance

We maintain a corporate governance page on our website, which includes key information about our Code of Business Conduct and Ethics and charters for each standing committee of our Board:  the Audit Committee, the Compensation Committee and the Nomination and Governance Committee.  The corporate governance page can be found at www.energyxxi.com, by clicking on “Investors” and then on “Corporate Governance.”

Board Leadership

In accordance with our Bylaws, the position of Chairman of the Board may not be held by the same person who holds the position of the Chief Executive Officer, unless the two positions are held by the same person solely on an interim basis, and the Board of Directors elects a Lead Independent Director for any period in which the two positions are held by the same person.  Throughout 2017, Mr. Reddin served as the Chairman of the Board and, from February 2, 2017 until April 17, 2017, also served as the Chief Executive Officer and President on an interim basis. Mr. James W. Swent III, who resigned from the Board in February 2018, served as the Lead Independent Director during that time.  Upon the Board’s appointment of Mr. Brooks as Chief Executive Officer and President, Mr. Reddin ceased serving in those two interim roles, but he continued to serve as Chairman of the Board until Mr. Hanna was appointed to serve in that role on March 29, 2018.

Mr. Reddin has determined not to stand for re-election at the 2018 Annual Meeting, and he will continue to serve as a director until that time.  In order to facilitate the transition in the role of Chairman of the Board, the Board appointed Gary C. Hanna to be Chairman of the Board on March 29, 2018.

Our Chairman of the Board is primarily charged with:

Chairman of the Board

•	Calls and sets agendas for meetings of the Board of Directors and the stockholders;
•	Chairs Board of Directors meetings and the annual meeting of stockholders;
•

Establishes an agenda for each Board meeting in collaboration with our Chief Executive Officer and meets with our Chief Executive Officer following each meeting to discuss any open issues and follow‑up items;

•	Provides assistance to our Chief Executive Officer by attending selected internal business management meetings and meets with our Chief Executive Officer as necessary;
•	Communicates with all directors on key issues; and
•	Works with management on effective communication with external stakeholders and employees.

Risk Management

Our Board of Directors generally administers its risk oversight function through the Board as a whole.  In addition, the Board’s committees oversee risks associated with their respective areas of responsibility.  Our executive officers, who report to our Chief Executive Officer, have day‑to‑day risk management responsibilities.  Each of these executive officers regularly reports to our Board of Directors regarding the company’s financial results, the status of the company’s operations, the company’s safety performance and other aspects of implementing the company’s business strategy.  The Board of Directors reviews, evaluates and discusses these risk management processes, engaging in open communication with management.

Independence

As required under the NASDAQ Listing Standards, a majority of the members of our Board of Directors must qualify as independent, as affirmatively determined by our Board of Directors.  NASDAQ’s independence criteria include a series of objective tests, such as that the director has not engaged in various types of business dealings with us.  In addition, as further required by NASDAQ Listing Standards, the Board of Directors has made a subjective determination as to each independent director that no relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making these determinations, the Board of Directors reviewed and discussed information provided by the directors and management with regard to each director’s business and personal activities as they may relate to us and our management, including the arrangements described below.  Based on this evaluation and consistent with NASDAQ’s independence criteria, our Board of Directors has affirmatively determined that Messrs. Bahorich, Ellisor, Hanna, Springel and Wampler are each an independent director, as that term is defined in the NASDAQ Listing Standards. Messrs. Bahorich, Ellisor, Hanna, Springel and Wampler constitute a majority of the members of our Board of Directors. Mr. Brooks is not deemed independent because he serves as our Chief Executive Officer and President.

In addition to the directors discussed above, three other individuals served as a member of the Board during all or a portion of 2017.  Steven J. Pully’s term expired at the 2017 Annual Meeting.  George Kollitides resigned from the Board of Directors effective November 21, 2017.  James W. Swent III resigned from the Board of Directors effective February 10, 2018.  During the time that each of these individuals served as a director, the Board made the determination that he was an independent director under Rule 10A‑3 under the Exchange Act and the NASDAQ Listing Standards.

Executive Sessions and Meetings of Independent Directors

Our Board of Directors holds executive sessions of the non‑management directors in conjunction with regularly scheduled meetings of our Board of Directors and throughout the year on an as‑needed basis.  Executive sessions do not include any of our directors who also serve as employees on a long‑term basis.  Executive sessions may include the Chief Executive Officer, to the extent that the discussions do not involve the performance or compensation of the Chief Executive Officer.

Board Attendance at Annual Meetings

We encourage, but do not require, our directors to attend our annual meetings either in person or by telephone.  We reimburse the travel expenses of any director who travels to attend the annual meetings.  The 2017 Annual Meeting was attended by all of the Company’s directors then serving and nominated for election at that meeting.

Communications with our Board of Directors

Our non‑management and independent directors have approved a process for stockholders to communicate with our directors.  Pursuant to that process, stockholders, employees and others interested in communicating with our Board of Directors may communicate with our Board of Directors by writing to the following address:

Energy XXI Gulf Coast, Inc.
c/o Corporate Secretary
1021 Main Street, Suite 2626
Houston, Texas  77002

In any such communication, an interested person may also designate a particular director, or a committee of our Board of Directors, such as the Audit Committee.  Our Corporate Secretary will forward all correspondence to our Board of Directors or the particularly designated audience, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material.  Our Corporate Secretary may forward certain correspondence, such as product‑related inquiries, elsewhere within our company for review and possible response.

Code of Business Conduct and Ethics

We have adopted our Code of Business Conduct and Ethics as our “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, which applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller.  A current copy of the Code of Business Conduct and Ethics is available at the “Corporate Governance” section of our website at www.energyxxi.com under “Investors.”  A copy of our Code of Business Conduct and Ethics may also be obtained free of charge upon a request directed to:

Energy XXI Gulf Coast, Inc.
c/o Investor Relations
1021 Main Street, Suite 2626
Houston, Texas  77002

We will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct and Ethics by posting such information on our website at www.energyxxi.com under “Investors” and “Corporate Governance.”

Our Code of Business Conduct and Ethics includes, among other things, (a) an express prohibition on conflicts with the Company’s vendors, (b) procedures for soliciting or accepting charitable contributions from entities doing business with the Company, (c) clarifying the precise procedures for reporting potential conflicts of interest and requesting waivers, and (d) independent oversight from a chief compliance officer (the “Chief Compliance Officer”) and, in the case of executive officers and directors, the Audit Committee.  The Chief Compliance Officer works with the Company’s senior management and the Board to instill a culture of compliance and encourage all employees, officers and Directors to take compliance issues seriously.  In this regard, the Chief Compliance Officer is also responsible for implementing a Company‑wide training program with respect to each of these policies.

Transactions with Related Parties

In connection with the Company’s completion of certain internal reorganization transactions and emergence from bankruptcy, on the Emergence Date, the Company entered into a Registration Rights Agreement with the holders representing 10% or more of the Common Stock outstanding on that date (the “Registration Rights Agreement”).  The Registration Rights Agreement provides resale registration rights for the holders’ Registerable Securities (as defined in the Registration Rights Agreement).  On February 28, 2017 the Company filed a registration statement on Form S‑3 for the offer and resale of the Common Stock held by the parties to the Registration Rights Agreement, which was subsequently amended on March 22, 2017 and declared effective by the SEC on March 23, 2017.

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Party Transactions

As part of the Code of Business Conduct and Ethics, we have adopted procedures related to the identification of conflicts of interests, including related party transactions.  In accordance with the revised Code of Business Conduct and Ethics, all Company employees and directors must avoid any activity or personal interest that creates or appears to create a conflict between personal interests and the interests of the Company.  To remove any such doubts or suspicion, Company employees must disclose any actual or potential conflicts of interests associated with the Company’s business, including any related party transactions, to the Chief Compliance Officer to assess the nature and extent of any concern and how it can be resolved.  However, the Company’s directors, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Executive Vice Presidents, if any, and other employees performing similar functions must disclose any such issues, including any related party transactions, to the Chairman of the Audit Committee.

Committees of Our Board of Directors

Our Board of Directors currently has an Audit Committee, a Nomination and Governance Committee and a Compensation Committee.

Director	Audit	Nomination and Governance	Compensation
Michael S. Bahorich	—	C	M
Douglas E. Brooks	—	—	—
Gabriel L. Ellisor	C
Gary C. Hanna	—
Stanford Springel	M	M	C
Charles W. Wampler	M	M	—

C = Chair   M = Member

Audit Committee

The Company’s Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements by assisting the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements.  The Audit Committee is composed of Messrs. Ellisor (Chair), Springel and Wampler, each of whom is an independent director under Rule 10A‑3 under the Exchange Act and the NASDAQ Listing Standards.  Our Board also has determined that each member of the Audit Committee is financially literate.  Further, our Board has determined that Mr. Ellisor is an “audit committee financial expert” following a determination that Mr. Ellisor met the criteria for such designation under the SEC’s  rules and regulations.  The Audit Committee is temporarily operating without a chair, but the Board expects to be able to appoint a chair in the near future.

The Audit Committee operates under a written charter adopted by our Board, a current copy of which is available on our website at www.energyxxi.com and can be accessed by clicking on “Investors” and then on “Corporate Governance.”  Our Audit Committee met 13 times during the fiscal year ended December 31, 2017.

The Audit Committee recommends the annual appointment of our independent registered public accounting firm with whom the Audit Committee reviews the scope of audit and non‑audit assignments and related fees, and reviews accounting principles we will use in financial reporting, internal auditing procedures and the adequacy of our internal control procedures.

Compensation Committee

The Company’s Compensation Committee establishes salaries, incentives and other forms of compensation for executive officers.  The Compensation Committee also administers the Company’s incentive compensation and benefit plans.  The Company’s Compensation Committee is composed of Messrs. Springel (who serves as its chair) and Bahorich.

The Compensation Committee operates under a written charter adopted by our Board, a current copy of which is available on our website at www.energyxxi.com and can be accessed by clicking on “Investors” and then on “Corporate Governance.”  Our Compensation Committee met 11 times during the fiscal year ended December 31, 2017.

The Compensation Committee evaluates the performance of our officers, reviews overall management compensation and benefits policies, and reviews and recommends employee benefits plans, options and/or restricted share grants and other incentive arrangements.

Nomination and Governance Committee

The Company’s Nomination and Governance Committee identifies, evaluates and recommends qualified nominees to serve on the Company’s Board, develops and oversees the Company’s internal corporate governance processes and the Board’s composition and committee membership.  The Nomination and Governance Committee is composed of Messrs. Bahorich (who serves as its chair), Wampler and Springel, all of whom are independent under the NASDAQ Listing Standards.

The Nomination and Governance Committee operates under a written charter adopted by our Board, a current copy of which is available on our website at www.energyxxi.com and can be accessed by clicking on “Investors” and then on “Corporate Governance.”  Our Nomination and Governance Committee met 14 times during the fiscal year ended December 31, 2017.

The primary purposes of the Nomination and Governance Committee are to:  identify individuals qualified to become members of our Board and recommend such individuals to our Board for nomination for election, make recommendations to our Board concerning committee appointments and provide oversight of the corporate governance affairs of our Board and our Company.

Director Nomination Process

Our Nomination and Governance Committee has a policy of considering candidates for director, including those candidates recommended by our stockholders.  The Nomination and Governance Committee reviews candidates based on general criteria it has established for membership on our Board, including, among other things, such candidates’ integrity, independence, leadership and diversity.  Our Nomination and Governance Committee uses the same processes in evaluating nominations for our Board, irrespective of whether the nomination is made by a stockholder or by a member of our Board.  Furthermore, in connection with its recent director search process that resulted in the addition to the Board of Mr. Hanna and Mr. Ellisor, the Nomination and Governance Committee retained a third party executive search firm that specializes in director recruitment in order to identify candidates for the Nomination and Governance Committee to evaluate for consideration.

Our Nomination and Governance Committee believes our directors should possess the highest personal and professional ethics, integrity and values, be committed to representing the long‑term interests of our stockholders and be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively.  In addition, our directors should be committed to serve on our Board for an extended period of time and should not serve on the boards of business entities competitive with us, unless doing so would not impair the director’s service on our Board.  The Board seeks candidates who, in addition to providing a range of talents and expertise, are sufficiently diverse as to provide a range of perspectives representative of the interests of constituencies served or to be considered from time to time by the Board of Directors, including our stockholders and our employees.  Diversity includes not only diversity of background, skills, experience and expertise, but also diversity of gender, race and culture.

Any stockholder desiring to nominate qualified candidates for election as a director to our Board must submit to our Corporate Secretary a notice, executed by such stockholder (not being the person proposed as a candidate) prior to a contemplated annual meeting and received no fewer than 90 nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting, of the intention to propose such candidate.  The notice must set forth as to each person whom the stockholder proposes to nominate for director:

•	the name, age, business address and residence address of such person;
•	the principal occupation or employment of such person;
•	the class, series and number of shares of the Common Stock beneficially owned by such person; and
•

all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act.

For additional information, see “Stockholder Proposals for 2019 Annual Meeting.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee at any point during fiscal year ended December 31, 2017 was an officer or employee of us or had a relationship requiring disclosure.  No executive officer of our company served as a member of the compensation committee or as a director of any entity where an executive officer of such entity is a member of our Board of Directors or the Compensation Committee.

Mr. Brooks, our Chief Executive Officer and President, and Mr. Reddin, who served in those roles on an interim basis prior to Mr. Brooks’s appointment, participated in deliberations concerning executive compensation, although neither Mr. Brooks nor Mr. Reddin was responsible for the deliberations or final determination of his compensation.

Director Compensation

We believe that it is important to attract and retain outstanding non‑employee directors, and one way that we believe we can achieve this goal is to offer compensation and incentives for such service.  Directors who are our employees or employees of any of our subsidiaries receive no additional compensation for their services as directors.

The compensation received by our non‑employee directors for the fiscal year January 1, 2017 to December 31, 2017 is reflected in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	All Other Compensation ($)	Total ($)
Board(1)
Michael S. Bahorich	170,345	330,000	—	500,345
Gabriel L. Ellisor(2)	—	—	—	—
Gary C. Hanna(2)	—	—	—	—
George Kollitides(3)	114,670	362,915	—	477,585
Steven Pully(3)	116,278	508,663	—	624,941
Michael S. Reddin(3)	145,150	475,000	—	620,150
Stanford Springel	73,277	329,995	—	403,272
James W. Swent III(3)	207,013	330,000	—	537,013
Charles W. Wampler	157,891	330,000	—	487,891

(1)	Mr. Brooks, who serves as the Chief Executive Officer and President of the Company, does not receive additional compensation for his service on the Board of Directors.
(2)	Mr. Hanna and Mr. Ellisor did not receive any compensation from the Company in 2017 because they were appointed to the Board of Directors on March 29, 2018 and April 6, 2018, respectively.

(3)

Mr. Pully’s term expired at the 2017 Annual Meeting. Mr. Kollitides resigned from the Board of Directors effective November 21, 2017. Mr. Swent resigned from the Board of Directors effective February 10, 2018. Mr. Reddin’s term expires at the 2018 Annual Meeting, and he is not standing for re-election.

(4)

The amounts reported in this column represent the grant date fair value of RSUs granted in 2017, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”) and, in the case of Messrs. Pully and Kollitides, the incremental fair value under FASB ASC Topic 718 associated with the modification of their outstanding equity awards in connection with their resignations from the Board.  See Note 14 to the Audited Financial Statements included in our Annual Report on Form 10‑K for the year ended December 31, 2017 (the “Audited Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts.  As of December 31, 2017, our non-employee directors held the following outstanding equity awards:  Mr. Bahorich, 16,500 RSUs; Mr. Kollitides,  no RSUs; Mr. Pully, no RSUs; Mr. Reddin, 23,750 RSUs; Mr. Springel, 12,159 RSUs; Mr. Swent, 16,500 RSUs; and Mr. Wampler,  16,500 RSUs.

Non-Employee Director Compensation Policy.  On January 6, 2017, the Board adopted the Director Compensation Policy, pursuant to which each non‑employee director is entitled to receive, or has received, the compensation as set forth in the Director Compensation Policy.  Prior to February 11, 2018, the Director Compensation Policy provided for annual cash retainers of (i) $75,000 for serving on the Board or $125,000 for serving as the Non‑Executive Chairman of the Board; (ii) $25,000 for serving as the Chairman of the Audit Committee and $12,500 for serving as a member of the Audit Committee; (iii) $25,000 for serving as the Chairman of the Compensation Committee and $12,500 for serving as a member of the Compensation Committee; and (iv) $10,000 for serving as the Chairman of the Nomination and Governance Committee and $5,000 for serving as a member of the Nomination and Governance Committee.  On February 11, 2018, in light of the extensive amount of time that would be required to lead the search process for new directors, the Director Compensation Policy was modified so that the fees for serving as a Chairman and member of the Nomination and Governance Committee were increased to $25,000 and $12,500.  It is anticipated that the fees for the Nomination and Governance Committee will return to their prior levels once the director search process has been concluded.

As set forth in the Director Compensation Policy, each non‑employee director is also eligible to receive (a) an initial restricted stock unit award of $200,000 or $300,000 for the Non‑Executive Chairman of the Board and (b) $130,000 of annual restricted stock units or $175,000 of annual restricted stock units for the Non‑Executive Chairman of the Board.  The deemed value utilized by the Board for purposes of the equity awards granted in January 2017 pursuant to the Director Compensation Policy was $20 per share.  All equity awards granted pursuant to the Director Compensation Policy are subject to the terms and conditions of the 2016 LTIP, to such director’s continued service on the Board, and to acceleration upon the occurrence of specified events.

Under the Director Compensation Policy, if the Board or a Board committee meets more than ten times in one calendar year, the Board may, in its discretion, award an additional $1,000 per committee meeting after the initial ten meetings and $1,500 per Board meeting after the initial ten meetings, as applicable (collectively, “Excess Meeting Fee Policy”).  On May 10, 2017, due to the larger than expected number of Board and committee meetings held for the preceding part of 2017, and upon the recommendation of the Compensation Committee, the Board approved the implementation of Excess Meeting Fee Policy for all 2017 Board and Committee meetings in excess of 10 meetings through December 31, 2017.  Joint Board and Committee meetings or two adjacent meetings on the same day qualify as a single meeting for purposes of the Excess Meeting Fee application.

Deferral of Awards.  Awards of restricted stock units made pursuant to the Director Compensation Policy may be deferred in a non‑qualified deferred compensation plan pursuant to which a director may defer the settlement of restricted stock units.  The deferral election will allow a director to defer the receipt and taxation of the common stock issuable pursuant to the awards past the otherwise applicable vesting date to the earlier to occur of (i) a change of control (as defined in the 2016 LTIP) or (ii) the director’s separation from service with us and our subsidiaries for any reason (provided the restricted stock units are vested).

2017 Awards.  On January 6, 2017, we made initial awards of restricted stock units to our non‑employee directors in accordance with the terms of the Director Compensation Policy in the amount of 15,000 restricted stock units to Mr. Reddin and 10,000 restricted stock units to Messrs. Bahorich, Kollitides, Pully, Swent and Wampler (the “Initial Grant”).  The Initial Grants vest in three equal installments on January 31, 2018, December 31, 2018 and December 31, 2019, unless deferred as described above.  On January 6, 2017, we also made annual awards to our non‑employee directors in accordance with the Director Compensation Policy in the amount of 8,750 restricted stock units to Mr. Reddin and 6,500 restricted stock units to Messrs. Bahorich, Kollitides, Pully, Swent and Wampler (the “2017 Annual Grant”).  One‑half of the 2017 Annual Grants vested on the date of grant and one‑half vested on January 31, 2018 unless deferred as described above and except as described below with respect to Mr. Pully and Mr. Kollitides.

Mr. Pully did not stand for reelection to the Board of Directors at the 2017 Annual Meeting.  However, in recognition of the significant contributions made by Mr. Pully to the Board, the Board agreed that Mr. Pully’s equity grants that would have otherwise vested on January 31, 2018 should vest on the date of the 2017 Annual Meeting.  This resulted in the vesting of 3,333 restricted stock units from Mr. Pully’s Initial Grant and 3,250 restricted stock units from Mr. Pully’s 2017 Annual Grant.

Mr. Kollitides resigned from the Board effective November 21, 2017.  However, in recognition of the significant contributions made by Mr. Kollitides to the Board, the Board agreed that Mr. Kollitides’s equity grants that would have otherwise vested on January 31, 2018 vested on the date of his resignation.  This resulted in the vesting of 3,333 restricted stock units from Mr. Kollitides’s Initial Grant and 3,250 restricted stock units from Mr. Kollitides’s 2017 Annual Grant.

Mr. Springel was elected as a Director at the 2017 Annual Meeting.  Upon his election on May 10, 2017, we made an initial award of restricted stock units to Mr. Springel in accordance with the terms of the Director Compensation Policy in the amount of 4,790 restricted stock units (the “Springel Initial Grant”).  One-half of the Springel Initial Grant vested on the date of grant and one-half will vest on date of the 2018 Annual Meeting, unless deferred as described above.  Additionally on May 10, 2017, we made an annual award to Mr. Springel in accordance with the Director Compensation Policy in the amount of 7,369 restricted stock units (the “Springel Annual Grant”).  The Springel Annual Grant vests in three equal installments on each annual general meeting of Stockholders date in 2018, 2019 and 2020, unless deferred as described above.

Awards for 2018.  On January 1, 2018, we made an award of restricted stock in the amount of 11,840 restricted stock units to Mr. Reddin and 8,796 to Messrs. Bahorich, Swent and Wampler (the “Stub Period Grant”).  Since those directors received their first annual grants of restricted stock units on the Emergence Date (instead of at the 2017 Annual Meeting), the purpose of the Stub Period Grant was to enable the Company to have all directors that are re-elected at the 2018 Annual Meeting on the same grant schedule.

The Stub Period Grants vest on the date of the 2018 Annual Meeting, so long as the director is a member of the Board immediately prior to the 2018 Annual Meeting. Mr. Swent resigned from the Board effective February 10, 2018.  As a result, Mr. Swent forfeited the second and third installment of his Initial Grant, as well as 100% of his Stub Period Grant.  On February 17, 2018, Mr. Reddin notified us that he did not intend to stand for re-election as a director at the 2018 Annual Meeting.  However, in recognition of the significant contributions made by Mr. Reddin to the Board, the Board has agreed that Mr. Reddin’s equity grants that would have otherwise vested on December 31, 2018 and December 31, 2019 will vest on the date of the 2018 Annual Meeting. This will result in the vesting of 10,000 restricted stock units from Mr. Reddin’s Initial Grant that would have otherwise been forfeited on that date.

On March 29, 2018, the Board, on the recommendation of the Compensation Committee, approved a one-time award of $200,000 of restricted stock units to Gary C. Hanna under the 2016 LTIP (52,083 restricted stock units, based on the grant date value of $3.84 per share).  One-third of this award vests on each of the first, second and third anniversaries of the grant date or, if earlier, upon the consummation of a change of control.  As a result of this vesting schedule, if Mr. Hanna is not elected by the stockholders at the 2018 Annual Meeting, this grant will be forfeited.  Furthermore, even though this grant was made under the 2016 LTIP, this grant will also be forfeited if the 2018 LTIP is not approved by our stockholders at the 2018 Annual Meeting.  The Board believed that this award was in the best interest of the Company to recruit Mr. Hanna to join the Board, particularly in light of Mr. Hanna’s experience as a director and chairman of the board with other oil and gas companies and his prior extensive management experience with that portion of the Company’s assets acquired in the acquisition of EPL.  In addition to this recruitment award, Mr. Hanna also received the compensation provided to the Chairman of the Board under the Director Compensation Policy.  Therefore, on  March 29, 2018, Mr. Hanna also received the $300,000 initial restricted stock unit award as Chairman of the Board (78,125 restricted stock units, based on the grant date value of $3.84 per share).  That award is subject to the same vesting provisions as the $200,000 recruitment award described above, except that it is not contingent upon stockholder approval of the 2018 LTIP at the 2018 Annual Meeting.

As previously disclosed, on February 17, 2018, Mr. Reddin notified the Company that he did not intend to stand for re-election as a director at the 2018 Annual Meeting.   In order to facilitate the transition in the role of Chairman of the Board, Mr. Reddin agreed to step down as Chairman of the Board on March 29, 2018 upon the Board’s determination to appoint Mr. Hanna to that role. However, Mr. Reddin will continue to serve as a director until the 2018 Annual Meeting and has agreed to continue to assist in Mr. Hanna’s transition while Mr. Reddin remains on the Board.  In recognition of the significant contributions made by Mr. Reddin to the Board, the Board has agreed that Mr. Reddin’s equity grants that would have otherwise vested on December 31, 2018 and December 31, 2019 will vest on the date of the 2018 Annual Meeting.  This will result in the vesting of 10,000 restricted stock units that would have otherwise been forfeited on that date.  The Board has also agreed that, until the date of the 2018 Annual Meeting, Mr. Reddin will continue to receive the prorated $125,000 annual cash retainer that he would have received if he had remained Chairman of the Board during that period instead of the non-Chairman retainer of $75,000 per year. The prorated net difference for that period would be approximately $5,600.

On April 6, 2018, Mr. Ellisor received the compensation provided to a non-executive member of the Board under the Director Compensation Policy.  Therefore, Mr. Ellisor received the $200,000 initial restricted stock unit award as a member of the Board (53,908 restricted stock units, based on the grant date value of $3.71 per share). One-third of this award vests on each of the first, second and third anniversaries of the grant date or, if earlier, upon the consummation of a change of control.  As a result of this vesting schedule, if Mr. Ellisor is not elected by the stockholders at the 2018 Annual Meeting, this grant will be forfeited.

Independent Lead Director Fees.  On February 2, 2017, in connection with the appointment of Mr. Reddin as CEO and President on an interim basis, the Board appointed Mr. Swent to serve as Independent Lead Director of the Board.  An Independent Lead Director was required to be appointed by our Third Amended and Restated Bylaws because Mr. Reddin was also serving as our Chairman of the Board at that time.  In connection with the appointment of Mr. Swent as Independent Lead Director, the Board also approved an additional cash retainer in the amount of $50,000 for any year in which a director serves as Lead Independent Director. Mr. Swent served as Lead Independent Director from February 2, 2017 until Mr. Reddin ceased to be CEO and President on April 17, 2017, and was paid the full $50,000 cash retainer.

Strategic Review Committee Fees.  On  February 2, 2017 the Board approved the creation of the Strategic Review Committee of the Board, composed of Messrs. Pully (Chairman), Bahorich and Wampler.  This ad hoc committee was established for a limited period that was scheduled to end on December 31, 2017.   In connection with the creation of the Strategic Review Committee, the Board approved cash retainers of $50,000 for each member of the Strategic Review Committee and an additional $25,000 cash retainer for the chairperson of the Strategic Review Committee.  The Strategic Review Committee ceased to exist on May 10, 2017, the date of the 2017 Annual Meeting and fees were prorated accordingly.

Nomination and Governance Committee Supplemental Fees.  On March 31, 2017, in recognition of the extensive work of the Nomination and Governance Committee in its search for a permanent Chief Executive Officer, the Board approved additional one‑time fees of (i) $50,000 for Mr. Wampler, the chairperson of the Nomination and Governance Committee, (ii) $33,333 for each of Mr. Bahorich and Mr. Pully and (iii) $10,000 for Mr. Kollitides.  These amounts were earned on April 17, 2017 in connection with the Board’s appointment of Mr. Brooks as the Chief Executive Officer and President of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 9, 2018 the number and percentage of our outstanding shares of Common Stock that, according to the information available to us, were owned by (1) each of our directors and each person nominated to become one of our directors, (2) each of our executive officers who are our NEOs for whom we provide compensation information in this proxy statement, (3) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock and (4) all of our directors and executive officers as a group.

For purposes of the table below, we deem Common Stock subject to options, warrants, restricted stock units that are currently exercisable or exercisable within 60 days of April 9, 2018 (or with respect to which the holder otherwise has the right to receive shares now or during that 60 day period) to be outstanding and to be beneficially owned by the person holding the options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as expressly stated otherwise, the address for the beneficial owners listed below is:  Energy XXI Gulf Coast, Inc., 1021 Main Street, Suite 2626, Houston, Texas 77002.

Name and Address of Beneficial Owner	No. of shares of Common Stock	Percent of Class
Oaktree Capital Management, L.P., et al.(1) 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071	3,998,251	12.0%
Hotchkis and Wiley Capital Management, LLC(2) 725 S. Figueroa Street 39th FL, Los Angeles, CA 90017	3,485,420	10.5%
Franklin Resources, Inc., et al.(3) One Franklin Parkway, San Mateo, CA 94403‑1906	2,786,360	8.3%
Michael S. Bahorich(4)	18,629	*
Douglas E. Brooks(5)	120,293	*
Bruce W. Busmire(6)	—	—
T.J. Thom Cepak	—	—
Antonio de Pinho(7)	—	—
Gabriel L. Ellisor	—	—
Gary C. Hanna	—	—
Scott Heck(8)	24,087	*
Hugh A. Menown(9)	—	—
Michael S. Reddin(10)	35,590	*
John D. Schiller, Jr.(11)	—	—
Stanford Springel(12)	7,246	*
Charles W. Wampler(13)	18,629	*
All directors and officers as a group (13 persons as of April 9, 2018)	230,498	*

*      Indicates less than 1%.

(1)

Based solely on information furnished in the Schedule 13G and Form 4s filed by Oaktree Capital Management, L.P. and certain of its affiliates with the SEC on January 10, 2017 and March 3, 2017, respectively. Oaktree‑Forrest Multi‑Strategy, LLC (“Forrest”) directly holds 28,860 shares of Common Stock and has the sole voting and investing power of such securities. Oaktree Opportunities Fund IX Delaware, L.P. (“Fund IX Delaware”) directly holds 3,286,612 shares of Common Stock and 64,995 warrants and has the sole voting and investing power of such securities. Oaktree Opportunities Fund IX (Parallel 2), L.P. (“IX Parallel 2”) directly holds 30,154 shares of Common Stock and 594 warrants and has the sole voting and investing power of such securities. Oaktree Value

Opportunities Fund Holdings, L.P. (“VOF Holdings”) directly holds 564,923 shares of Common Stock and 22,113 warrants and has the sole voting and investing power of such securities.

Oaktree Fund GP, LLC (“Fund GP”) is the general partner of Fund IX Delaware; Oaktree Value Opportunities Fund GP, L.P. (“VOF GP”) is the general partner of VOF Holdings; Oaktree Value Opportunities Fund GP Ltd. (“VOF GP Ltd.”) is the general partner of VOF GP; Oaktree Opportunities Fund IX GP, L.P. (“Fund IX GP”) is the general partner of IX Parallel 2; Oaktree Opportunities Fund IX GP Ltd. (“Fund IX GP Ltd.”) is the general partner of Fund IX GP; Oaktree Fund GP I, L.P. (“GP I”) is the managing member of Fund GP and the sole stockholder of each of VOF GP Ltd. and Fund IX GP Ltd.; Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I; OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I; Oaktree Holdings, LLC (“Holdings”) is the managing member of Holdings I; Oaktree Capital Management, L.P. (“Management”) is the sole director of each of VOF GP Ltd. and Fund IX GP Ltd. and the manager of Forrest; Oaktree Holdings, Inc. (“Holdings, Inc.”) is the general partner of Management; Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings and the sole stockholder of Holdings, Inc.; and Oaktree Capital Group Holdings GP, LLC is the duly elected manager of OCG.

(2)

Based solely on information furnished in the Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC with the SEC on January 10, 2018. Hotchkis and Wiley Capital Management, LLC has voting and investing power with regard to the 3,007,499 shares of Common Stock beneficially owned.

(3)

Based solely on information furnished in the Schedule 13G/A filed by Franklin Resources, Inc. and certain of its affiliates with the SEC on February 9, 2018. The amount of securities consists of 2,577,311 shares of Common Stock and 209,049 warrants beneficially owned by one or more open‑ or closed‑end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. (“FRI”), including Franklin Templeton Institutional, LLC (“Franklin Templeton”) and Franklin Advisers, Inc. (“FAV”). According to the Schedule 13G/A, Franklin Templeton has sole investment discretion and voting authority with regard to 41,600 securities and FAV has sole investment discretion and voting authority with regard to 2,744,760 securities. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Stockholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Stockholders may be deemed to be, for purposes of Rule 13d‑3 under the Exchange Act, the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services.

(4)

These restricted stock units were awarded to Mr. Bahorich under the 2016 LTIP. Settlement of 9,833 of these restricted stock units is deferred until the earlier of (a) a change of control of the Company and (b) the date that Mr. Bahorich ceases to be a member of the Board of Directors. An additional 8,796 restricted stock units will vest on the date of the 2018 Annual Meeting, which is scheduled to occur within 60 days of April 9, 2018.

(5)

95,293 of these securities were awarded to Mr. Brooks under the 2016 LTIP. 42,937 of those awarded securities are actual shares of Common Stock received by Mr. Brooks upon settlement of vested restricted stock units. 20,370 of those securities are restricted stock units and 56,986 of those securities are options, in each case that are scheduled to become unvested within 60 days of April 9, 2018.

(6)	Since Mr. Busmire has not been a Company officer or employee since February 2, 2017, the information provided is based solely on the most recently-available furnished in SEC filings.
(7)	Since Mr. de Pinho has not been a Company officer or employee since February 2, 2017, the information provided is based solely on the most recently-available furnished in SEC filings.
(8)	All of these securities were awarded to Mr. Heck under the 2016 LTIP. 9,448 of these securities are shares of Common Stock, and 14,639 of these securities are vested options.
(9)	Since Mr. Menown has not been a Company officer or employee since August 24, 2017, the information provided is based solely on the most recently-available furnished in SEC filings.

(10)

These restricted stock units were awarded to Mr. Reddin under the 2016 LTIP. Settlement of 13,750 of these restricted stock units is deferred until the earlier of (a) a change of control of the Company and (b) the date that Mr. Reddin ceases to be a member of the Board of Directors. An additional 21,840 restricted stock units will vest on the date of the 2018 Annual Meeting, which is scheduled to occur within 60 days of April 9, 2018.

(11)	Since Mr. Schiller has not been a Company officer, director or employee since February 2, 2017, the information provided is based solely on the most recently-available furnished in SEC filings.
(12)

These restricted stock units were awarded to Mr. Springel under the 2016 LTIP. Settlement of 2,395 of these restricted stock units is deferred until the earlier of (a) a change of control of the Company and (b) the date that Mr. Springel ceases to be a member of the Board of Directors. An additional 4,851 restricted stock units will vest on the date of the 2018 Annual Meeting, which is scheduled to occur within 60 days of April 9, 2018.

(13)

These restricted stock units were awarded to Mr. Wampler under the 2016 LTIP. Settlement of 9,833 of these restricted stock units is deferred until the earlier of (a) a change of control of the Company and (b) the date that Mr. Wampler ceases to be a member of the Board of Directors. An additional 8,796 restricted stock units will vest on the date of the 2018 Annual Meeting, which is scheduled to occur within 60 days of April 9, 2018.

INFORMATION ABOUT EXECUTIVE OFFICERS

The following table sets forth certain information, as of the date of this proxy statement, regarding each of our executive officers.  Our executive officers are elected by our Board of Directors and serve until their death, resignation or removal by our Board.  There are no family relationships between any of our directors and executive officers.  In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

The following persons are our executive officers.

Name	Age	Position(s) with the Company
Douglas E. Brooks	59	Chief Executive Officer and President
T.J. Thom Cepak	45	Chief Financial Officer
Scott M. Heck	60	Chief Operating Officer
Marguerite Woung-Chapman	52	Senior Vice President and General Counsel

Douglas E. Brooks has served as Chief Executive Officer and President of Energy XXI since April 17, 2017. Mr. Brooks brings over 35 years of experience as a Senior Oil & Gas Executive, having most recently served as Chief Executive Officer for Yates Petroleum Corporation, a privately owned exploration and production company focused on the Delaware and Powder River basins, from April 2015 until Yates’ merger with EOG Resources, Inc. in October 2016. Mr. Brooks served as Chief Executive Officer of Aurora Oil & Gas Limited from October 2012 until June 2014, and as a Senior Vice President at Forest Oil Corporation from April 2012 until October 2012.  In addition, he spent 24 years with Marathon Oil Company in roles of increasing responsibility, lastly as the Director of Upstream Mergers and Acquisitions and Business Development for the Americas. Mr. Brooks has also built two private equity-sponsored firms focused on unconventional resource projects in the western U.S. Mr. Brooks currently serves on the board of directors of Chaparral Energy, Inc. and has served as a board member for Aurora Oil & Gas Limited, Magdalena Energy Company, Yates Petroleum and the Houston Producers’ Forum.  Furthermore, he is currently an advisor for Hart Energy’s A&D Watch, a global energy research publication. Mr. Brooks holds a Bachelor of Science degree in Business Management from the University of Wyoming – Casper and a Masters of Business Administration, Finance from Our Lady of the Lake University in Texas.

T.J. Thom Cepak has served as Chief Financial Officer of Energy XXI since August 28, 2017. Ms. Cepak has more than 21 years of financial and operational experience in the energy industry, primarily offshore Gulf of Mexico operations.  Most recently, Ms. Cepak served as the Chief Financial Officer of KLR Energy Acquisition Corp. from January 2015 until April 2017, when it was combined with Tema Oil and Gas Company to form Rosehill Resources Inc. Between December 2014 and September 2015, Ms. Cepak evaluated various investment and employment opportunities. Ms. Cepak was a consultant for the Company’s predecessor, Energy XXI Ltd, from July 2014 to December 2014, following its acquisition of EPL in June 2014. Ms. Cepak served in positions of increasing responsibility for EPL from October 2000 until the acquisition. Ms. Cepak served as Principal Financial Officer of EPL from July 2009, as Senior Vice President of Business Development from September 2009, as Chief Financial Officer from June 2010 and as Executive Vice President from January 2014, to June 2014.  From 1992 to 2000, Ms. Cepak served as Senior Reservoir Engineer for Exxon Production Company and ExxonMobil Company with operational roles, including reservoir engineering and subsurface completion engineering for numerous offshore Gulf of Mexico properties. Ms. Cepak has served as a director of Patterson-UTI Energy Inc. since August 2014. Ms. Cepak also served as a director of Yates Petroleum Corporation (“Yates”), a privately owned, independent oil and gas exploration and production company, from October 2015 to October 2016.  During her tenure as a Yates director, Douglas E. Brooks, the Company’s Chief Executive Officer and President, served as chief executive officer of Yates. Ms. Cepak holds a B.S. in Engineering from the University of Illinois and a masters of Business Administration in Management with a concentration in Finance from Tulane University.

Scott M. Heck has served as Chief Operating Officer of the Company since February 2, 2017. Mr. Heck has over 37 years of experience in upstream oil and gas engineering and leadership roles with Tenneco Oil Company, Hess E&P, and most recently at Bennu Oil & Gas LLC (“Bennu”), the last 15 years of which have been in senior executive roles with extensive offshore accountabilities.  He served as Bennu’s Chief Operating Officer from February 2014 until

November 2016, overseeing all exploration and production operations and support services, reporting to Bennu’s chief executive officer. Mr. Heck joined Bennu directly from Hess, where he had worked since June 1989 and had held executive positions of increasing seniority and responsibility starting in 2005.  At Hess, Mr. Heck served as Senior Vice President‑Global Offshore Exploration and Production from 2013 to February 2014, Senior Vice President‑Global Offshore Exploration from 2012 to 2013, Senior Vice President‑E&P Technology from 2007 to 2013, and Senior Vice President‑Americas & West Africa Production from 2005 to 2007.  He is a graduate of the Marietta College with a bachelor’s degree in Petroleum Engineering.

Marguerite Woung-Chapman has served as Senior Vice President and General Counsel since February 2018. Ms. Woung-Chapman previously served as Senior Vice President, General Counsel and Corporate Secretary of EP Energy Corporation from August 2013 to November 2017 and Senior Vice President, General Counsel and Corporate Secretary of EP Energy LLC from May 2012 to November 2017.  Prior to serving in those roles, Ms. Woung-Chapman served as Vice President, Legal Shared Services, Corporate Secretary and Chief Governance Officer of El Paso Corporation from November 2009 to May 2012. Ms. Woung-Chapman was Vice President, Chief Governance Officer and Corporate Secretary at El Paso Corporation from May 2007 to November 2009 and from May 2006 to May 2007 served as General Counsel and Vice President of Rates and Regulatory Affairs for El Paso Corporation’s Eastern Pipeline Group.  She served as General Counsel of El Paso Corporation’s Eastern Pipeline Group from April 2004 to May 2006. Ms. Woung-Chapman served as Vice President and Associate General Counsel of El Paso Merchant Energy from July 2003 to April 2004.  Prior to that time, she held various legal positions with El Paso Corporation and Tenneco Energy starting in 1991. Ms. Woung-Chapman is currently Vice-Chair of the Board of Directors for the Girl Scouts of San Jacinto Council.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On the Emergence Date, the Company entered into a Registration Rights Agreement.  The Registration Rights Agreement provides resale registration rights for the holders’ Registerable Securities (as defined in the Registration Rights Agreement).  On February 28, 2017 the Company filed a registration statement on Form S‑3 for the offer and resale of the Common Stock held by the parties to the Registration Rights Agreement, which was subsequently amended on March 22, 1017 and declared effective by the SEC on March 23, 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The analysis set forth below explains our compensation program, as well as the objectives and rationales for the various elements of our compensation, for our NEOs for the year ended December 31, 2017.

Named Executive Officers

In 2017, the Company experienced a number of changes in its executive leadership team.  For 2017, our NEOs consisted of the following current and former executive officers:

Current Executive Officers

•	Mr. Douglas E. Brooks, our current President and Chief Executive Officer, who was appointed to his positions on April 17, 2017.
•	Ms. T.J. Thom Cepak, our current Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer, who was appointed to her positions on August 28, 2017.
•	Mr. Scott M. Heck, our current Chief Operating Officer, who was appointed to his position on February 2, 2017.

Former Executive Officers

•

Mr. John D. Schiller, Jr., our former Chief Executive Officer, who resigned from his position on February 2, 2017. Upon his departure, Mr. Schiller served as an advisor to the Board for a transition period of six months.

•

Mr. Michael S. Reddin, who served as President and Chief Executive Officer on an interim basis from February 2, 2017 until April 17, 2017, resigned from his positions on April 17, 2017 upon the appointment of Mr. Brooks.  Following his service as interim President and Chief Executive Officer, Mr. Reddin remained on the Company’s Board of Directors.

•	Mr. Antonio de Pinho, our former Chief Operating Officer, who resigned from his position on February 2, 2017.
•	Mr. Bruce W. Busmire, our former Chief Financial Officer, who resigned from his position on February 2, 2017.
•

Mr. Hugh A. Menown, our former Chief Accounting Officer and interim Chief Financial Officer, who resigned from his positions on August 24, 2017. Mr. Menown served as interim Chief Financial Officer from February 2, 2017 until his departure from the Company.  Upon his departure, Mr. Menown served as an advisor to the Company for a transition period of six months.

Compensation arrangements related to NEO appointments and departures are discussed below in the section titled “Compensation Discussion Related to NEO Appointments and Departures.”

Recent Changes to Our Executive Compensation Program

2017 was our first full year following the emergence of Energy XXI Ltd (our “Predecessor”) from Chapter 11 bankruptcy on December 30, 2016.  As a newly emerged company under new leadership, we expect that our executive compensation program will continue to evolve alongside our business strategy.  The following are some modifications we made in 2017 with respect to our executive compensation program:

•	Reviewed the performance measures used in the Company’s annual incentive plan and revised financial performance and payout ranges to better align incentive payouts with Company performance.
•	Discontinued certain executive-only perquisites that had been offered by our Predecessor, such as supplemental life insurance coverage and use of Company-leased cars.
•

Adopted a severance plan under which participating employees may receive severance benefits if their employment is terminated involuntarily, provided that they enter into a release of claims and comply with certain restrictive covenants.

Executive Summary of Compensation Programs

The offshore oil and gas industry is strongly influenced by the factors shown below that significantly affect strategic decision-making and Company performance over time.  Recruiting,  retaining and motivating executives who understand and can evaluate this environment are critical keys to our success.  These factors include:

•	complex technical expertise;
•	hiring needs for employees with highly specialized skills sets;
•	cyclical nature of oil and gas demand and pricing
•	overarching effect of world oil markets;
•	large concentrated capital investments with long payback horizons; and
•	laws, regulations, safety and environmental considerations that can have significant impact on results.

These factors also influence how we design and administer our executive pay program to aim to be competitive and drive Company performance.  Most notably, these influences are seen with our annual incentive plan design, which includes strategic, financial and operational measures.

The Company’s executive compensation framework includes the following, each of which the Company’s Compensation Committee (the “Compensation Committee”) believes reinforces our executive compensation philosophy and objectives:

What We Do	What We Don’t Do

•Award annual incentive compensation with performance goals designed to support our operating and strategic plan

•Use an independent compensation consultant

•Perform a competitive market review of compensation

•Review executive compensation at an individual level

•Open and frequent discussions with the Company’s executive officers about the Company’s performance

•Benchmark compensation practices among our peers

•Annual Say on Pay Vote

•Prohibit the hedging and pledge of the Company’s securities

•Provide excise tax gross-ups •Allow repricing of underwater stock options without stockholder approval •Provide excessive perquisites

Compensation Philosophy and Objectives

Our executive compensation program is designed to support the recruiting, hiring, and retention of executives with the requisite skills, knowledge, and experience deemed necessary to drive stockholder results and support our long-term growth.  In support of our executive compensation philosophy, the Compensation Committee has adopted the following compensation objectives:

•

Attract and retain the right talent to maximize stockholder results —Create and continuously refine a competitive total reward program structure that enables pay to vary based on role, responsibility, experience, market value, and future potential in order to drive results year over year.

•	Reward performance—Motivate short-term and long-term performance through cash incentives and equity awards.
•

Align the interests of executives and stockholders—Create a compensation program that aligns the interest of executive officers with the Company’s stockholders through the use of equity awards and performance measures that are designed to support our long-term business strategy.

2017 Say on Pay Vote

Our stockholders were given an opportunity to vote on a non-binding advisory basis for the compensation of our NEOs as disclosed in the 2017 proxy statement.  As part of its ongoing review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 96% of the votes cast for the Company’s “say on pay” vote at the Company’s 2017 Annual Meeting.  After considering the 2017 “say on pay” results, the Compensation Committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2017 “say on pay” vote.

Elements of Compensation

Base Salary.  Our goal is to set base salaries for our NEOs at competitive levels in order to attract and retain top talent.  Our NEOs’ individual base salary levels are reviewed annually by the Compensation Committee and are adjusted as appropriate based on an analysis of each NEO’s individual performance and experience, input from the Compensation Committee’s compensation consultant, and our financial performance.  In connection with setting the initial base salary levels of new hires, the Compensation Committee considers the executive officer’s expected roles and responsibilities, competitive market data, input from the Compensation Committee’s compensation consultant and the compensation received by the executive officer’s predecessor at the Company.  Please see “Compensation Discussion Related to NEO Appointments and Departures” for a discussion of the initial base salary levels approved in connection with the hiring of Messrs. Brooks and Heck and Ms. Cepak and the appointment of Mr. Reddin on an interim basis.

In October 2017, Mr. Brooks voluntarily approached the Board to propose a waiver of a portion of his base salary. Mr. Brooks’s 2017 employment agreement provided for an annual base salary of $700,000, with an annual target bonus of 100% of Mr. Brooks’s base salary. Mr. Brooks approached the Board and informed the Board that, in light of the Company’s efforts to reduce general and administrative expenses, he had decided to voluntarily waive 18% of his base salary under his employment agreement.  Accordingly, on October 25, 2017, Mr. Brooks and the Company entered into a letter agreement that documented the waiver (the “Voluntary Salary Waiver”).  The Voluntary Salary Waiver applies to Mr. Brooks’s base salary for all services he renders to the Company from and after October 15, 2017.  As a result of the Voluntary Salary Waiver, Mr. Brooks’s base salary was reduced from $700,000 to $574,000 per year, effective as of October 15, 2017.  The Voluntary Salary Waiver resulted in a permanent reduction of Mr. Brooks’s salary unless further modified by the mutual agreement of Mr. Brooks and the Company.

Annual Cash Incentives.  The Company’s 2017 Annual Incentive Program (the “AIP”) provides for cash incentive awards based on the attainment of certain performance-based metrics.  In 2017, no amounts would have been payable under the AIP had an earnings before interest, taxes, depreciation and amortization and other adjustments target of $75 million not been met (“AIP Threshold Target”).  Because the Company’s 2017 AIP Threshold Target was exceeded, cash incentives were paid based on the attainment of Company-wide and individual performance.  For our NEOs, performance was weighted at (i) 75% for Company-wide performance, with metrics based on net production of oil equivalents, controllable costs, liquidity, the attainment of certain safety and environmental standards, and the achievement of certain strategic initiatives and (ii) 25% for individual performance with respect to each participating NEO’s areas of responsibilities and functional role within the Company.

The following table describes certain Company-wide performance measures and goals that we used to determined payouts under the AIP.  In addition to the Company-wide performance measures set forth below, 7.5% of the overall AIP was based on the achievement of strategic goals.  Both the strategic goals and the performance measures were designed to be challenging but achievable with strong management and Company performance.

Performance Metric	Metric Weight	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Payout (2)
Net Production MBOE/Day Annual	20%	34.4	36.6	38.3	34.3	0%
Controllable Costs
Direct Lease Operating Expenses		$299MM	$239 MM	$179MM	$251MM
General and Administrative Costs Before Capitalization	20%	$119MM	$95MM	$71MM	$91MM	19.5%
Workover and Maintenance Costs		$54MM	$43MM	$32MM	$44MM
Liquidity (Working Capital)	17.5%	3.5	21.2	29.1	20.0	16.9%
Safety & Environmental
Total Recordable Incident Rate (TRIR)(1)		0.55	0.42	0.34	0.94
	10%					1.9%
Incidents of Non-Compliance (INCs)(1)		0.036	0.030	0.024	0.033

(1)

Target is based on the industry average, while threshold performance is based on no more 2017 reportable events for the Company after the AIP was finalized in mid-2017.  Maximum payout is based on a 20% improvement over the 2017 performance target.

(2)	The payout for the 7.5% strategic component was 3.8%.

In 2017, Messrs. Brooks, Heck and Menown were the only NEOs who participated in the AIP, although Mr. Menown forfeited his AIP upon his separation from the Company.

Mr. Brooks’s individual performance was measured by his contributions to the Company’s performance against the performance measures described above and his overall strategic and operational leadership (including lowering G&A costs and lease operating expenses), as well as ability to retain and recruit talented management team members.  In analyzing Mr. Brooks’s performance, the Compensation Committee considered that Mr. Brooks took over leadership of the Company at a time when (i) a new reserve report resulted in a material reduction in the Company’s proved reserves, (ii) the Company was conducting a strategic review, and (iii) the Company was experiencing significant employee turnover.  The Compensation Committee recognized that, since joining the Company, Mr. Brooks had successfully recruited talented senior management team members, including a new Chief Financial Officer, General Counsel and Vice President, Human Resources.  Under the terms of his employment agreement, Mr. Brooks’s target bonus was 100% of his base salary ($574,000, after giving effect to his Voluntary Salary Waiver described above under “—Base Salary”).  Because Mr. Brooks joined the Company on April 17, 2017, his bonus target was prorated for the portion of the year that he was employed by the Company.  After considering the performance factors for Mr. Brooks described above, the Compensation Committee awarded Mr. Brooks a bonus of $320,000.

Mr. Heck’s individual performance was generally measured based on his operational leadership, including with respect to improving safety, decreasing production downtime and lowering lease operating expenses.  In analyzing

Mr. Heck’s performance, the Compensation Committee took into account that Mr. Heck joined the Company at a time when (i) having just emerged from chapter 11 bankruptcy, the Company’s drilling and recompletion program would have to be restarted after a significant period of relative inactivity, (ii) the Company was conducting a strategic review, (iii) the Company was experiencing significant employee turnover and (iv) the Company was working to address the mature nature of its infrastructure and the required level of maintenance and repairs compared to other U.S. Gulf of Mexico producers.  The Compensation Committee recognized Mr. Heck for playing a significant role in the Company’s efforts to put into place measures to address production downtime and lower lease operating expenses in future periods.  Because Mr. Heck joined the Company on February 2, 2017, his bonus target was prorated for the portion of the year that he was employed by the Company.  After considering the performance factors for Mr. Heck described above, the Compensation Committee awarded Mr. Heck a bonus of $250,000.

Long-term Equity Incentives.  The Compensation Committee has the authority to grant long-term incentive awards under the Energy XXI Gulf Coast, Inc. 2016 Long Term Incentive Plan (the “2016 LTIP”).  Under the 2016 LTIP, the Compensation Committee may award stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), bonus stock awards, performance awards, other stock based awards, and cash awards.  The Compensation Committee also determines the terms and conditions (including vesting and forfeiture restrictions) of such awards.  The only equity awards that the Compensation Committee granted to NEOs under the 2016 LTIP in 2017 were stock options and RSUs granted in connection with the hiring of Messrs. Brooks and Heck, as well as grants of stock options and RSUs to Mr. Menown when he was appointed interim Chief Financial Officer on February 2, 2017.  The Compensation Committee determined the value and structure of the awards to Mr. Brooks and Mr. Heck after considering the compensation that Mr. Brooks and Mr. Heck each received from his former employer, competitive market data and the input from the Compensation Committee’s compensation consultant.  See the section below titled “Compensation Discussion Related to NEO Appointments and Departures” for details regarding 2017 equity grants to our NEOs.

Severance.  On February 27, 2017, the Board adopted the Energy XXI Gulf Coast, Inc. Employee Severance Plan (the “Severance Plan”).  The Severance Plan provides our employees, including executive officers of the Company, with certain severance benefits as outlined below.  However, for each executive or other employee with an employment agreement that provides severance benefits, the terms of that employment agreement apply instead of the Severance Plan.  All severance benefits under the Severance Plan are contingent on the participant’s entry into a release of claims and the continued compliance with the confidentiality and non-solicitation provisions of the Severance Plan.

Pursuant to the Severance Plan, upon a termination of employment by the Company without “cause” (as defined in the plan), an executive officer participant would be entitled to a lump sum severance payment equal to the sum of (a) the participant’s base salary plus (b) 50% of the participant’s last established annual target bonus, with such sum rounded to the nearest $10,000, and 12 months of continued health coverage, provided that the participant affirmatively elects to enroll in such coverage, at the same rates paid by the participant immediately prior to the termination of employment.

Mr. Brooks, Ms. Cepak, and Mr. Heck are eligible for severance benefits in amounts and subject to conditions provided under their employment agreements and are ineligible to participate in the Severance Plan.  See the section titled “Compensation Discussion Related to NEO Appointments and Departures” for more information regarding the severance provisions in their employment agreements.

Other Benefits.  While not the primary focus of our compensation plans, many of our benefit plans, such as matching contributions to the Energy XXI Services 401(k) Plan, are standard in the market place for qualified employees, and thus the Compensation Committee believes such offerings are necessary to hire and retain qualified personnel.  Historically, additional life insurance coverage and use of Company-leased automobiles were provided to certain NEOs, but these perquisites were discontinued in 2017.

Profit Sharing Arrangements.  An additional component of our annual compensation program is our discretionary profit sharing program, which may annually pay an amount equal to up to 10% of an applicable employee’s base salary and cash bonus to the Energy XXI Services 401(k) Plan.  The Compensation Committee has complete discretion, taking into account management’s recommendation and any other factors it may deem appropriate, to determine the percentage of each NEO’s compensation that we will contribute in any annual period, subject to the plan rules and IRS limits.

No profit sharing amounts were paid to the NEOs or any other employees during 2017.

How Compensation Decisions Are Made

Oversight of the Compensation Program.  The Compensation Committee is responsible for overseeing the compensation programs and policies for our NEOs and other executive officers.  As part of that responsibility, the Compensation Committee reviews our compensation and benefits policies, evaluates the performance of our Chief Executive Officer, and approves the compensation levels for our executive officers.  Additionally the Compensation Committee, along with our Board, reviews equity-based compensation plans and other compensation arrangements for the executive officers.

Role of Compensation Committee in Compensation Decisions.  The Compensation Committee makes all final decisions regarding compensation for our NEOs.  The Compensation Committee frequently works closely with and considers recommendations regarding compensation design from the Compensation Committee’s compensation consultant.  While the Compensation Committee also considers input from management regarding compensation decisions, the Compensation Committee regularly conducts executive sessions without management present.

Role of the Compensation Consultant.  Longnecker & Associates (“Longnecker”) provides compensation consulting services to the Compensation Committee.  Longnecker informs the Compensation Committee on market and compensation trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation program.  In 2017, Longnecker also:

•	Advised on the design of the executive compensation program to help the Compensation Committee evaluate the linkage between pay and performance;
•

Reviewed market data and advised the Compensation Committee regarding the composition of the Company’s peer group and the compensation of the Company’s executive officers, including the terms of the new hire compensation arrangements; and

•	Reviewed and advised the Compensation Committee regarding director compensation.

Longnecker is retained by and directly reports to the Compensation Committee.  The Compensation Committee has assessed Longnecker’s independence and concluded that Longnecker’s work for the Compensation Committee does not raise any conflict of interest.

Competitive Market Review.  For 2017, the Compensation Committee considered market pay practices when setting executive compensation, but did not target the specific compensation elements or total compensation against the market data.  Instead, the Compensation Committee used market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program.  While the Compensation Committee considers relevant market pay practices when setting executive compensation, it does not believe it appropriate to establish compensation levels based only on market practices.  The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company performance and peer compensation levels.  The factors that influence the amount of compensation awarded include market competition for a particular position, an individual’s experience and past performance inside or outside the Company, compensation history, role and responsibilities within the Company, tenure with the Company and associated institutional knowledge, long-term potential with the Company, industry expertise, and the value of the position within the Company.

For 2017, the Company’s peer group consists entirely of U.S.-based oil and gas exploration and production companies with operations focused within the U.S.  While revenue is an important factor in developing a peer group, the Company’s revenue-to-market-capitalization relationship is much lower than that of companies with similar revenue levels, meaning that matching peers based on a purely revenue basis would result in a peer group that is not reflective of the Company’s market capitalization.  Therefore, each of the peers listed below is larger than the Company from a market capitalization and total enterprise value perspective.  The median revenue, market capitalization, and total assets of the peer group, as reported by Longnecker, was $635 million, $1.29 billion, and $2.62 billion, respectively.  The peer group used for evaluating 2017 compensation decisions consisted of the companies below:

Carrizo Oil & Gas, Inc.	QEP Resources, Inc.	Ultra Petroleum Corp.
EP Energy Corporation	Resolute Energy Corporation	W&T Offshore, Inc.
Halcón Resources Corporation	SandRidge Energy, Inc.	WildHorse Resource Development Corp.
Matador Resources Company	SM Energy Company
Midstates Petroleum Company, Inc.	Stone Energy Corporation

Compensation Discussion Related to NEO Appointments and Departures.  The following section summarizes the compensation decisions that were made in connection with the management changes that occurred in 2017.  With respect to the appointments discussed below, the Compensation Committee determined the terms of the compensation arrangements after considering market data, the Company’s historical compensation practices and the compensation received from the NEO’s former employer.  In the case of the executive terminations discussed below, the compensation arrangements were determined based on the existing employment arrangement in place for Mr. Schiller and the negotiations of the parties in the case of Messrs. Busmire, Menown and de Pinho.

Named Executive Officers Currently Employed by the Company

Appointment of Chief Executive Officer Douglas E. Brooks

On April 17, 2017, we entered into an employment agreement with Mr. Brooks (the “Brooks Employment Agreement”), pursuant to which Mr. Brooks became our President and Chief Executive Officer on that date (the “Brooks Effective Date”).

The Brooks Employment Agreement has an initial employment period of three years. Beginning with the third anniversary of the Brooks Effective Date, Mr. Brooks’s employment period will renew automatically for an additional year on each anniversary unless either the Company or Mr. Brooks gives notice of non-renewal at least 90 days before the next renewal date.  The Brooks Employment Agreement provided for an initial annual base salary of $700,000, with an annual target bonus of 100% of Mr. Brooks’s base salary.  The actual amount of Mr. Brooks’s annual bonus may range from 0% to 200% of his base salary, based upon the satisfaction of goals and objectives established from time to time by the Compensation Committee.  As noted above, during 2017, Mr. Brooks requested that he waive 18% of his annual base salary, which had a corresponding impact on his target bonus.

On the Brooks Effective Date, Mr. Brooks received an equity grant under the 2016 LTIP for the 2017 calendar year with a grant date fair value equal to 500% of his base salary (the “Brooks Grant”), (i) 50% of which value was granted in the form of 61,728 stock-settled RSUs (valued on the date of grant based on the market price of the Company’s Common Stock on such date) and (ii) 50% of which value was granted in the form of stock options to acquire 172,686 shares of Company Common Stock.  On the Brooks Effective Date, Mr. Brooks also received a sign-on bonus in the form of an additional grant of 49,382 RSUs under the 2016 LTIP (the “Brooks Sign-On Equity Grant”).  The Brooks Sign-On Equity Grant had a grant date value (based on market price of Common Stock on such date) equal to 200% of Mr. Brooks’s base salary.

The Brooks Employment Agreement also provides for termination benefits in the event Mr. Brooks’s employment is terminated by the Company without Cause or terminated by Mr. Brooks due to Good Reason.  Please see the “Potential Payments Upon Termination or Change in Control” for further information regarding the benefits to be received by Mr. Brooks under his employment agreement upon a qualifying termination of employment.

Appointment of Chief Financial Officer T.J. Thom Cepak

On August 24, 2017, we entered into an employment agreement with Ms. Cepak (the “Prior Cepak Employment Agreement”), pursuant to which Ms. Cepak agreed to serve as our Chief Financial Officer and Chief

Compliance Officer, effective August 28, 2017, for a six-month term.  The Prior Cepak Employment Agreement provided for a monthly salary of $60,000, and provided for Ms. Cepak to receive a lump sum cash bonus equal to $250,000 in the event of a “qualifying corporate change.” The terms of the Prior Cepak Employment Agreement provided that Ms. Cepak would not be entitled to participate in any annual incentive program, award program, or severance plan, or otherwise receive any severance benefits or participate in any employee equity compensation program.

On February 12, 2018 (the “Cepak Effective Date”), we entered into a new employment agreement with Ms. Cepak (the “Current Cepak Employment Agreement”), which superseded the Prior Cepak Employment Agreement.  The Current Cepak Employment Agreement provides for an initial employment period of three years, beginning on the Cepak Effective Date, followed by automatic one-year renewal periods, unless either the Company or Ms. Cepak gives notice of non-renewal at least 90 days before the next renewal date.  The Current Cepak Employment Agreement provides for an annual base salary of $450,000, with an annual target bonus of 100% of Ms. Cepak’s base salary.  The actual amount of Ms. Cepak’s annual bonus may range from 0% to 200% of her base salary, based upon the satisfaction of goals and objectives established from time to time by the Compensation Committee.

During Ms. Cepak’s employment period, she is eligible to participate in any equity compensation arrangement or plan offered to senior executives.  On the Cepak Effective Date, Ms. Cepak received a sign-on equity grant in the form of a grant of 194,300 stock-settled RSUs under the 2016 LTIP (the “Cepak Sign-On Equity Grant”).  The Cepak Sign-On Equity Grant had a grant date fair value (based on the grant date market price of Common Stock) equal to 250% of Ms. Cepak’s base salary.  Additionally, pursuant to the Current Cepak Employment Agreement, Ms. Cepak received a $224,500 sign-on cash bonus (the “Cepak Sign-On Cash Bonus”).  The Sign-On Cash Bonus is subject to clawback if Ms. Cepak is no longer an employee of the Company on the 18‑month anniversary of the Cepak Effective Date, other than as a result of Ms. Cepak’s death, termination by the Company without Cause, or termination by Ms. Cepak for Good Reason.

Appointment of Chief Operating Officer Scott M. Heck

On February 2, 2017, the Board appointed Mr. Heck as our Chief Operating Officer.  In connection with his appointment, we entered into an employment agreement with Mr. Heck (the “Heck Employment Agreement”), effective as of February 2, 2017 (the “Heck Effective Date”).  The Heck Employment Agreement provides for a three-year employment period, with employment after the expiration of the three-year period to be subject to terms and conditions to which the Company and Mr. Heck agree upon at time of expiration.  The Heck Employment Agreement provides for an annual base salary of $450,000, with an annual target bonus of 100% of Mr. Heck’s base salary.  The actual amount of Mr. Heck’s annual bonus may range from 0% to 200% of his base salary, based upon the satisfaction of goals and objectives established from time to time by the Compensation Committee.

On the Heck Effective Date, Mr. Heck received an equity grant (the “Heck Grant”) with a grant date fair value equal to 200% of his base salary.  The Heck Grant consisted of (i) options to acquire 44,363 shares of Company Common Stock, and (ii) 14,754 stock-settled RSUs, with one-third of the options and RSUs subject to the Heck Grant vesting on February 2, 2017, and one-third of the options and RSUs subject to the Heck Grant scheduled to vest on each of the second and third anniversaries of the Heck Effective Date.  On April 17, 2017, the Compensation Committee granted 15,873 RSUs to Mr. Heck, with a grant date fair value equal to 100% of Mr. Heck’s base salary, as a supplement to the February 2, 2017 equity grants required under the Heck Employment Agreement (the “Supplemental Equity Grant”).

The Heck Employment Agreement also provides for termination benefits in the event Mr. Heck’s employment is terminated by the Company without Cause or terminated by Mr. Heck due to Good Reason.  Please see the “Potential Payments Upon Termination or Change in Control” for further information regarding the benefits to be received by Mr. Heck under his employment agreement upon a qualifying termination of employment.

In January 2018, as part of a retention award program approved by the Compensation Committee,  Mr. Heck was awarded a cash retention bonus in the amount of $340,000, 50% of which was paid at the time of grant and 50% of which will be paid in January 2019, subject to Mr. Heck’s continued employment at that date.  The retention bonus payments are subject to a 100% clawback if Mr. Heck ceases to be an employee of the Company on or prior to

December 31, 2019 for reasons other than due to death or a termination without cause. Mr. Heck was the only NEO who received a bonus under this retention bonus program.

Named Executive Officers Formerly Employed by the Company

Departure of Chief Executive Officer John D. Schiller, Jr.

On February 2, 2017, Mr. Schiller ceased to serve as our President and Chief Executive Officer and also ceased to serve as a member of the Board.  In connection with Mr. Schiller’s termination of employment, the employment-related provisions of his Executive Employment Agreement, dated as of December 31, 2016 (the “Schiller Employment Agreement”) were terminated as of February 2, 2017 and Mr. Schiller received severance pursuant to the terms of the Schiller Employment Agreement.  In addition, on February 2, 2017, we entered into a consulting agreement (the “Schiller Consulting Agreement”) with Mr. Schiller, pursuant to which Mr. Schiller agreed to serve as an advisor to the Board during a transition period of up to six months. In consideration for those services, we agreed to pay Mr. Schiller a consulting fee equal to $50,000 per month. The Schiller Consulting Agreement terminated on August 2, 2017.

Please see the “Potential Payments Upon Termination or Change in Control” for further information regarding the benefits received by Mr. Schiller under his employment agreement in connection with his termination of employment.

Appointment of Interim Chief Executive Officer Michael S. Reddin

In light of Mr. Schiller’s departure from the Company as Chief Executive Officer, President and director on February 2, 2017, the Board appointed Mr. Reddin to serve as our President and Chief Executive Officer on an interim basis, effective February 2, 2017.  We entered into an employment agreement with Mr. Reddin (the “Reddin Employment Agreement”) in connection with his interim appointment by the Board as our Chief Executive Officer and President, effective as of February 2, 2017.  The Reddin Employment Agreement had an initial term expiring one month after the date a successor Chief Executive Officer and President was appointed by the Board, unless terminated earlier by either party upon 30 days advance written notice.  As a result of the appointment of Mr. Brooks as President and Chief Executive Officer on April 17, 2017, Mr. Reddin’s employment period under the Reddin Employment Agreement expired on May 17, 2017.

The Interim CEO Employment Agreement provided for a monthly salary of $100,000, prorated for any partial month of service during Mr. Reddin’s employment period.  During his employment period, Mr. Reddin continued to serve as a director and as Chairman of the Board.

During his employment period, Mr. Reddin continued to (i) receive the annual restricted stock grants and annual cash retainer awarded to non-employee members of the Board, including director compensation payable based on Mr. Reddin’s service as Chairman of the Board, and (ii) vest in his outstanding equity awards as if he remained a non-employee member of the Board during his employment period.  However, Mr. Reddin was not entitled to participate in any severance plan or otherwise receive any severance benefits or participate in the Company’s employee equity compensation program.

Departure of Former Chief Operating Officer Antonio de Pinho

Mr. de Pinho ceased serving as our Chief Operating Officer on February 2, 2017. Mr. de Pinho was not party to an employment agreement with us, nor did he participate in a severance plan.  In connection with Mr. de Pinho’s resignation, the Company and Mr. de Pinho entered into a severance agreement, pursuant to which a severance payment in the amount of $750,000, less applicable taxes and withholdings, was made to Mr. de Pinho in consideration for the performance of the terms and conditions in the severance agreement, including a general release and non-disparagement provision.  We have also agreed to reimburse Mr. de Pinho for the monthly cost of maintaining health benefits for Mr. de Pinho and his spouse and eligible dependents as of the date of his termination for a period of 18 months to the extent Mr. de Pinho elects COBRA continuation coverage.

Departure of Chief Financial Officer Bruce W. Busmire

Mr. Busmire ceased to serve as our Chief Financial Officer on February 2, 2017. Mr. Busmire was not party to an employment agreement with us, nor did he participate in a severance plan.  In connection with Mr. Busmire’s resignation, the Company and Mr. Busmire entered into a severance agreement, pursuant to which a severance payment in the amount of $750,000, less applicable taxes and withholdings, was made to Mr. Busmire in consideration for the performance of the terms and conditions in the severance agreement, including a general release and non-disparagement provision.  We also agreed to reimburse Mr. Busmire for the monthly cost of maintaining health benefits for Mr. Busmire and his spouse and eligible dependents as of the date of his termination for a period of 18 months, to the extent Mr. Busmire elects COBRA continuation coverage.

Appointment of Interim Chief Financial Officer Hugh A. Menown

In light of Mr. Busmire’s departure, the Board appointed Mr. Menown to serve as our Chief Financial Officer on an interim basis, effective February 2, 2017. Mr. Menown continued to serve in his previous capacity as the Company’s Chief Accounting Officer.  In connection with his appointment, on March 22, 2017, Mr. Menown received an option award to acquire 37,200 shares of Company Common Stock and an RSU award with respect to 14,535 shares of Company Common Stock.  On August 24, 2017, Mr. Menown resigned from all employment positions with the Company. Mr. Menown was not party to an employment agreement with the Company; however, in connection with Mr. Menown’s separation, he was entitled to benefits under the Severance Plan (as described above).  Subject to his entry into a waiver and release of claims agreement, Mr. Menown received: (i) a lump-sum cash severance payment in the amount of $580,000, and (ii) to the extent Mr. Menown elected COBRA continuation coverage, continued medical and dental benefits for him and his spouse for a period of 12 months after termination, subject to the payment of the same monthly premium he was paying at termination, in each case, less any applicable taxes and withholding.  Also on August 24, 2017, we entered into a consulting agreement with Mr. Menown (the “Menown Consulting Agreement”), pursuant to which Mr. Menown agreed to serve as an advisor to the Company during a transition period of up to six months, in return for a consulting fee equal to $28,333.33 per month. The Menown Consulting Agreement terminated on February 24, 2018.

Material Tax and Accounting Considerations

In designing our compensation programs, we take into consideration the tax and accounting effect that each element will or may have on us, the NEOs, and other employees as a group.  We aim to keep the expense related to our compensation programs as a whole within certain affordability levels.  The number of shares of Common Stock available under the 2016 LTIP and/or subject to equity awards may also be adjusted by the Compensation Committee to prevent dilution or enlargement of rights in the event of various changes in our capitalization.

We account for employee share-based awards in accordance with the provisions of FASB ASC Topic 718.  All share-based payments to employees, including grants of RSUs and options under the 2016 LTIP, are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over their requisite service periods.

Section 162(m) of the Code disallows a tax deduction for total compensation in excess of $1 million paid to certain executive officers.  Historically, there was an exemption from this $1 million deduction limit for compensation payments that qualified as “performance-based” under applicable IRS regulations.  With the enactment of the 2017 Tax Cuts and Jobs Act, the performance-based compensation exemption has been eliminated under Section 162(m) of the Code, except with respect to certain grandfathered arrangements.  While we will continue to assess the impact of Section 162(m) of the Code on compensation arrangements, maintaining tax deductibility will not be the sole consideration taken into account by the Compensation Committee in structuring a compensation program designed to attract, retain and motivate our executive team.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2017.

Compensation Committee:

Stanford Springel (Chair)
Michael S. Bahorich

2017 Summary Compensation Table

The following table and footnotes summarize the total compensation awarded to, earned by, or paid to our NEOs for fiscal year 2017 and, to the extent required by SEC executive compensation disclosure rules, the six-month transition period from July 1, 2016 to December 31, 2016, and for our Predecessor’s fiscal years ended June 30, 2016 and June 30, 2015.  The Company’s NEOs are its Chief Executive Officer, Chief Financial Officer, two former Chief Executive Officers, two former Chief Financial Officers, and two other most highly compensated executive officers for the 2017 fiscal year.

Name and Principal		Salary	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation (4)	Total
Position	Year(1)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Douglas E. Brooks	2017	495,583	—	3,150,000	1,750,000	320,000	16,200	5,731,783
Chief Executive Officer
T.J. Thom Cepak	2017	254,861	—	—	—	—	—	254,861
Chief Financial Officer
Scott M. Heck	2017	433,558	—	900,000	450,000	250,000	16,200	2,049,758
Chief Operating Officer
Michael S. Reddin(5)	2017	361,730	—			—	—	361,730
Former Chief Executive
Officer
John D. Schiller, Jr.	2017	144,380	—			—	2,357,843	2,502,223
Former Chief Executive	12/31/2016	455,000	—	—	—	—	161,729	616,729
Officer	2016	910,000	568,750	1,203,614	—	1,472,016	791,982	4,946,362
	2015	908,750	—	7,900,568	—	—	1,037,874	9,847,192
Hugh A. Menown	2017	354,832	—	425,000	425,000	—	793,105	1,997,937
Former Chief Financial	12/31/2016	212,500	100,000	—	—	—	10,364	322,864
Officer	2016	425,000	159,375	542,752	—	412,488	66,708	1,606,323
	2015	422,083	505,000	2,219,797	—	—	120,550	3,267,430
Bruce W. Busmire	2017	84,635	—	—	—	—	765,746	850,381
Former Chief Financial	12/31/2016	260,000	—	—	—	—	9,000	269,000
Officer	2016	520,000	234,000	573,150	—	700,960	64,172	2,092,282
	2015	366,667	80,000	1,907,500	—	—	24,400	2,378,567
Antonio de Pinho	2017	83,103	—	—	—	—	800,293	883,396
Former Chief	12/31/2016	260,000	—	—	—	—	600	260,600
Operating Officer	2016	520,000	234,000	573,150	—	700,960	46,514	2,074,624
	2015	483,125	115,000	4,216,223	—	—	131,491	4,945,839

(1)

References in this column to: (i) “2017” are to our fiscal year ended December 31, 2017; (ii) “12/31/2016” are to the six-month transition period from July 1, 2016 to December 31, 2016; (iii) “2016” are to our Predecessor’s fiscal year ended June 30, 2016 (the “2016 fiscal year”); and (iv) “2015” are to our Predecessor’s fiscal year ended June 30, 2015 (the “2015 fiscal year”).

(2)

The amounts reported in these columns represent the grant date fair value of RSUs and stock options granted in 2017, calculated in accordance with FASB ASC Topic 718.  See Note 14 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(3)

The amounts reported for 2017 represent the NEOs’ 2017 Annual Incentive Program awards, which were paid in 2018.  Please see the Compensation Discussion and Analysis for further information regarding the 2017 Annual Incentive Plan.

(4)

For 2017, “All Other Compensation” amounts in the 2017 Summary Compensation Table consist of the items set forth in the 2017 All Other Compensation Table below.  Furthermore, following the Emergence Date, at the direction of the Board, we have reviewed expense reimbursements that were made to Mr. Schiller, Mr. de Pinho, Mr. Menown and Mr. Busmire.   As a result of that review, we have included certain amounts as perquisites for those individuals under the “All Other Compensation” column for periods prior to 2017 that differ from the amounts that had been disclosed for those individuals in proxy statements for prior years. Substantially all of these additional amounts related to (i) sporting events and entertainment expenses (primarily for Mr. Schiller and Mr. Busmire),  (ii) personal legal bills (for Mr. Schiller),  (iii) charitable donations (for Mr. Schiller) and (iv) personal transportation (primarily for Mr. Schiller).   It is possible that some of these additional expenses could have been treated as reasonable business expenses (and therefore not perquisites).  However, we were not able to find back-up documentation regarding the business purposes for these expenses and have therefore elected to disclose these amounts as perquisites.

(5)

During 2017, Mr. Reddin also served as a member of our Board of Directors and, during his service as interim President and Chief Executive Officer, remained eligible to receive director compensation under the Company’s Director Compensation Policy.  Please see the 2017 Director Compensation Table for the compensation received by Mr. Reddin in his capacity as a member of our Board of Directors.

2017 All Other Compensation Table

Name	Severance Payments(1)	Consulting Fees(2)	Automobile Lease(3)	COBRA Premiums (4)	401(k) Company Match(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Douglas E. Brooks	—	—	—	—	16,200	16,200
T.J. Thom Cepak	—	—	—	—	—	—
Scott M. Heck	—	—	—	—	16,200	16,200
Michael S. Reddin	—	—	—	—	—	—
John D. Schiller, Jr.	2,000,000	300,000	4,047	45,623	8,173	2,357,843
Hugh A. Menown	580,000	172,252	4,618	20,035	16,200	793,105
Bruce W. Busmire	750,000	—	3,289	7,787	4,670	765,746
Antonio de Pinho	750,000	—	—	45,623	4,670	800,293

(1)	Represents the value of cash severance payments made to Messrs. Schiller, Menown, Busmire, and de Pinho upon their terminations of employment in 2017.
(2)	Represents consulting fees paid to Mr. Schiller and Mr. Menown pursuant to consulting agreements entered into in connection with their respective terminations of employment with the Company.
(3)	Represents the amount paid for Company-leased automobiles provided for use by the NEO.
(4)	Represents COBRA premiums paid to former executive officers in accordance with the terms of their separation agreements.
(5)	Represents matching contributions made on behalf of each NEO under our 401(k) plan.

2017 Grants of Plan-Based Awards

The following table sets forth, for each NEO, possible payouts under all non-equity incentive plan awards granted in 2017, all grants of stock options in 2017 and the associated exercise prices, and all grants of RSUs in 2017 and the associated grant date fair values of the stock option and RSU awards. Mr. Reddin is shown to have received no awards in this table because all plan-based awards were granted to him in connection with his service as a member of our Board of Directors.  Please see the 2017 Director Compensation Table for information regarding Mr. Reddin’s 2017 director equity awards.

		Estimated possible payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option	Exercise Price of Option Awards: Number of Securities Underlying	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Units (#)	Awards (#)	Options ($/Sh)	Awards(2) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Douglas E. Brooks	―	---	574,000	1,148,000	―	―	―	―	―	―	―
Options(3)	4/17/17	―	―	―	―	―	―	―	172,686	28.35	1,750,000
RSUs(3)	4/17/17	―	―	―	―	―	―	61,728	―	―	1,750,000
RSUs(4)	4/17/17	―	―	―	―	―	―	49,382	―	―	1,400,000
T.J. Thom Cepak	―	―	―	―	―	―	―	―	―	―	―
Scott M. Heck	―	---	450,000	900,000	―	―	―	―	―	―	―
Options(3)	2/2/17	―	―	―	―	―	―	―	44,363	30.50	450,000
RSUs(3)	2/2/17	―	―	―	―	―	―	14,754	―	―	450,000
RSUs(4)	4/17/17	―	―	―	―	―	―	15,873	―	―	450,000
Michael S. Reddin	―	―	―	―	―	―	―	―	―	―	―
John D. Schiller, Jr.	―	―	―	―	―	―	―	―	―	―	―
Hugh A. Menown	―	---	318,750	743,750	―	―	―	―	―	―	―
Options(3)	3/22/17	―	―	―	―	―	―	―	37,200	29.24	425,000
RSUs(3)	3/22/17	―	―	―	―	―	―	14,535	―	―	425,000
Bruce W. Busmire	―	―	―	―	―	―	―	―	―	―	―
Antonio de Pinho	―	―	―	―	―	―	―	―	―	―	―

(1)

These amounts represent threshold, target and maximum cash award levels set in 2017 under the 2017 Annual Incentive Plan.  The amount actually earned by each NEO is reported as Non-Equity Incentive Plan Compensation in the 2017 Summary Compensation Table.  The performance measurements, performance targets, and target bonus percentages are described in the Compensation Discussion and Analysis.

(2)

The amounts reported represent the grant date fair value associated with the 2017 grants of RSUs and stock options, as computed in accordance with FASB ASC Topic 718.  See Note 14 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(3)

This award was granted under the Company’s 2016 Long Term Incentive Plan and vests 33%, 33% and 34%, respectively, on the first three anniversaries of the date of grant, subject to the executive’s continued employment through the applicable vesting date, except as otherwise provided for in the award agreement.

(4)

This award was granted under the Company’s 2016 Long Term Incentive Plan and vests in two equal installments on December 29, 2017 and December 31, 2018, subject to the executive’s continued employment through the applicable vesting date, except as otherwise provided for in the award agreement.

(5)

One-third of the options and RSUs subject to this award vested on the grant date and one-third of the options and RSUs subject to this award will vest on each of the second and third anniversaries of the Heck Effective Date, subject to the executive’s continued employment through the applicable vesting date, except as otherwise provided for in the award agreement.

Outstanding Equity Awards at 2017 Year-End

The following table shows the number of Company shares covered by RSUs and exercisable and unexercisable stock options held by the Company’s NEOs on December 31, 2017.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)		(c)	(d)		(e)	(f)	(g)		(h)	(i)	(j)
Douglas E. Brooks	4/17/17	—	172,686	(2)	28.35	4/17/2027	61,728	(2)	354,319	—	—
	4/17/17	—	—		—	—	24,691	(3)	141,726	—	—
		—	—		—	—	—		—	—	—
T.J. Thom Cepak		—	—		—	—	—		—	—	—
		—	—		—	—	—		—	—	—
		—	—		—	—	—		—	—	—
Scott M. Heck	2/2/17	—	44,363	(4)	30.50	2/2/2027	14,754	(4)	84,688	—	—
	4/17/17	—	—		—	—	7,936	(3)	45,558	—
		—	—		—	—	—		—	—	—
Michael S. Reddin		—	—		—	—	—		—	—	—
		—	—		—	—	—		—	—	—
		—	—		—	—	—		—	—	—
John D. Schiller, Jr.		—	—		—	—	—		—	—	—
		—	—		—	—	—		—	—	—
		—	—		—	—	—		—	—	—
Hugh A. Menown		—	—		—	—	—		—	—	—
		—	—		—	—	—		—	—	—
		—	—		—	—	—		—	—	—
Bruce W. Busmire		—	—		—	—	—		—	—	—
		—	—		—	—	—		—	—	—
		—	—		—	—	—		—	—	—
Antonio de Pinho		—	—		—	—	—		—	—	—
		—	—		—	—	—		—	—	—
		—	—		—	—	—		—	—	—

(1)	The market value of each award is calculated by multiplying the number of shares covered by the award by $5.74, the closing price of the Company’s Common Stock on NASDAQ on December 29, 2017.
(2)

This award vests in three equal installments on the annual anniversary of the date of grant, subject to the executive’s continued employment through the applicable vesting date, except as otherwise provided for in the award agreement.

(3)	This award vests on December 31, 2018, subject to the executive’s continued employment through the vesting date, except as otherwise provided for in the award agreement.
(4)

This award vests in two equal installments on the annual anniversary of the date of grant, subject to the executive’s continued employment through the applicable vesting date, except as otherwise provided for in the award agreement.

2017 Option Exercises and Stock Vested

The table below shows the number of Company shares acquired during 2017 upon the exercise of Company stock option awards and the vesting of Company stock awards, in all cases before payment of applicable withholding taxes and broker commissions.

	Option Awards		Stock Awards
	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting(1)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Douglas E. Brooks	—	—	24,691	141,726
T.J. Thom Cepak	—	—	—	—
Scott M. Heck	—	—	7,937	45,558
Michael S. Reddin	—	—	—	—
John D. Schiller, Jr.	—	—	—	—
Hugh A. Menown	—	—	—	—
Bruce W. Busmire	—	—	—	—
Antonio de Pinho	—	—	—	—

(1)

The value realized on vesting is calculated by multiplying the number of shares vesting under the award by $5.74, the closing price of the Company’s Common Stock on  NASDAQ on the December 29, 2017 vesting date.

2017 Nonqualified Deferred Compensation Table

The following table sets forth the details of the Energy XXI Services, LLC Restoration Plan (the “Restoration Plan”), in which certain NEOs participated during 2017.  On August 10, 2017, the Restoration Plan was terminated with respect to future participation.  At that time, participation in that plan was frozen.  None of the Company’s NEOs who are currently officers or directors of the Company participated in the Restoration Plan prior to its termination.

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Douglas E. Brooks	—	—	—	—	—
T.J. Thom Cepak	—	—	—	—	—
Scott M. Heck	—	—	—	—	—
Michael S. Reddin	—	—	—	—	—
John D. Schiller, Jr.	—	—	—	42,252	—
Hugh A. Menown	—	—	—	—	118,469
Bruce W. Busmire	—	—	—	20,154	—
Antonio de Pinho	—	—	—	158,285	—

The Restoration Plan was an unfunded arrangement intended to be exempt from the participation, vesting, funding and fiduciary requirements set forth in Title I to the Employee Retirement Income Security Act of 1974, as amended, and to comply with Section 409A of the Code.  Our obligations under the Restoration Plan were general unsecured obligations to pay deferred compensation in the future to eligible participants in accordance with the terms of the Restoration Plan from our general assets.  The Compensation Committee acted as the plan administrator.

The Restoration Plan provided for four different types of contributions: (1) employee deferral contributions, (2) employer matching contributions otherwise payable to our tax-qualified retirement plan but for non-discrimination rules limiting the amount of employee compensation that can be considered in calculating matching contributions under that plan, (3) profit sharing contributions otherwise payable to our tax-qualified retirement plan but for non-discrimination rules limiting the amount of employee compensation that can be considered in calculating profit sharing contributions under that plan, and (4) discretionary employer contributions.  Employee deferral contributions are always 100% vested and nonforfeitable.  Historically, employer contributions were also 100% vested, but an employee was required to be employed on the last day of any calendar year in order to receive a discretionary employer contribution for that calendar year. Compensation for purposes of the plan included base compensation and bonuses.

A participant’s Restoration Plan account balance generally was paid in a single lump sum distribution on the date that is six months following the participant’s separation from service or, if earlier, upon the participant’s death.  In addition, to the extent an employee made employee deferral contributions to the Restoration Plan, the employee was also entitled to elect to receive a distribution of such amounts upon the earlier to occur of (i) a fixed date (which is at least two years after the plan year of such deferrals) and (ii) the date that is six months following the participant’s separation from service (or, if earlier, upon the participant’s death).  All amounts under the Restoration Plan were invested in the same investment elections provided under our tax-qualified retirement plan and, consequently, earnings did not constitute above-market earnings or interest for purposes of SEC disclosure rules.

As reflected in the table above, the account balances for Messrs. Schiller, de Pinho and Busmire were fully distributed to them from the Restoration Plan during 2017. Mr. Menown’s account balance was fully distributed to him during the first quarter of 2018.  As a result, none of the NEOs has any remaining interest in the Restoration Plan.

Potential Payments Upon Termination or Change in Control

While the Company maintained the Severance Plan at 2017 year end, none of our NEOs who were then employed participated in the Severance Plan.  However, all such NEOs had change in control or severance-related provisions in their employment agreements, as described below.

Employment Arrangements

Brooks Employment Agreement

In the event Mr. Brooks’s employment is terminated by us without Cause or Mr. Brooks resign for Good Reason, Mr. Brooks will receive his accrued benefits, and subject to Mr. Brooks’s continuing compliance with the nondisclosure, non-compete, non-solicitation and non-disparagement provisions in the Brooks Employment Agreement, Mr. Brooks will be entitled to certain severance benefits, as described below.  For purposes of the Brooks Employment Agreement, our non-renewal of Mr. Brooks’s employment period prior to but not after the fifth anniversary of the Brooks Effective Date would be treated as a termination by us without Cause. Mr. Brooks’s severance benefits are as follows:

•	a lump sum cash payment in an amount equal to (i) 200% of base salary plus (ii) a bonus severance component calculated in the manner described below;
•

reimbursement for the monthly cost of maintaining health benefits for Mr. Brooks (and Mr. Brooks’s spouse and eligible dependents) as of the date of termination of employment under our group health plan for purposes of COBRA, excluding any short-term or long-term disability insurance benefits, for a period of 18 months following the date of the termination of employment, to the extent Mr. Brooks elects COBRA;

•	any unvested portion of the Brooks Sign-On Equity Grant would become fully vested at termination of employment; and

•

if (i) we consummate a third party business combination that does not qualify as a Change of Control, but is a Corporate Change (as defined in the Brooks Employment Agreement), and (ii) Mr. Brooks’s employment terminates as a result of that transaction on or before the 90th day after the Corporate Change is consummated, then any unvested time-vesting RSUs and stock options would become fully vested at termination of employment.

The severance component relating to Mr. Brooks’s bonus compensation is calculated in accordance with the table set forth below.  However, for purposes of the calculation, each actual bonus amount for a prior year included in the calculation will be capped at the target bonus for that prior year.

If the termination of employment occurs during:	Bonus Severance Component
The year ending December 31, 2018	200% of target bonus for year ended December 31, 2017
Any calendar year after 2018	200% of average actual bonuses paid for the most recent two completed years

During Mr. Brooks’s employment period and for a period of 12 months thereafter, Mr. Brooks may not: (i) perform services for, or have over a five percent ownership interest in, or participate in, any competing business; or (ii) solicit, recruit or hire, or assist any person or entity in the solicitation, recruitment or hiring of any person engaged by us as an employee, officer, director or consultant.

Cepak Employment Agreement

As noted above, during 2017, Ms. Cepak was subject to an employment agreement that provided that Ms. Cepak would not be entitled to participate in any severance plan or otherwise receive any severance benefits from the Company.  Accordingly, as of December 31, 2017, Ms. Cepak would not have been entitled to any severance benefits upon a termination of employment.

In 2018, Ms. Cepak and the Company entered into the Current Cepak Employment Agreement, which provides that if Ms. Cepak is terminated by us without cause or Ms. Cepak resigns for good reason, Ms. Cepak will receive her accrued benefits, and subject to Ms. Cepak’s continuing compliance with the nondisclosure, non-compete, non-solicitation and non-disparagement provisions in the Current Cepak Employment Agreement, Ms. Cepak will be entitled to certain severance benefits, as described below.  For purposes of the Current Cepak Employment Agreement, our non-renewal of Ms. Cepak’s employment period prior to but not after the fifth anniversary of the Cepak Effective Date would be treated as a termination by us without Cause. Ms. Cepak’s severance benefits would be as follows:

•	a lump sum cash payment in an amount equal to (i) 200% of base salary plus (ii) a bonus severance component calculated in the manner described below;
•

reimbursement for the monthly cost of maintaining health benefits for Ms. Cepak (and Ms. Cepak’s spouse and eligible dependents) as of the date of termination of employment under our group health plan for purposes of COBRA, excluding any short-term or long-term disability insurance benefits, for a period of 18 months following the date of the termination of employment, to the extent Ms. Cepak elects COBRA;

•	any unvested portion of the Cepak Sign-On Equity Grant would become fully vested at termination of employment;
•	any unvested portion of the Cepak Sign-On Cash Bonus would become fully vested at termination of employment and would no longer be subject to the clawback provisions described above; and
•

if (i) we consummate a third party business combination that does not qualify as a Change of Control, but is a Corporate Change (as defined in the Current Cepak Employment Agreement), and (ii) Ms. Cepak’s employment terminates as a result of that transaction on or before the 90th day after the Corporate Change is consummated, then any unvested time-vesting RSUs and stock options would become fully vested at termination of employment.

The severance component relating to Ms. Cepak’s bonus compensation is calculated in accordance with the table set forth below.  However, for purposes of the calculation, each actual bonus amount for a prior year included in the calculation will be capped at the target bonus for that prior year.

If the termination of employment occurs during:	Bonus Severance Component
The years ending December 31, 2018 and December 31, 2019	200% of target bonus for year ending December 31, 2018
Any calendar year after 2019	200% of average actual bonuses paid for the most recent two completed years

During Ms. Cepak’s employment period and for a period of 12 months thereafter, Ms. Cepak may not: (i) perform services for, or have over a five percent ownership interest in, or participate in, any competing business; or (ii) solicit, recruit or hire, or assist any person or entity in the solicitation, recruitment or hiring of any person engaged by us as an employee, officer, director or consultant.

Heck Employment Agreement

Under the Heck Employment Agreement, if Mr. Heck is terminated by us without Cause or if Mr. Heck resigns for Good Reason, Mr. Heck will receive his accrued benefits, and subject to Mr. Heck’s continuing compliance with the nondisclosure, non-compete, non-solicitation and non-disparagement provisions in the Heck Employment Agreement, Mr. Heck will be entitled to the following severance benefits:

•	a lump sum cash payment in an amount equal to (i) 200% of the Base Salary plus (ii) a bonus severance component calculated in the manner described below; and
•

reimbursement for the monthly cost of maintaining health benefits for Mr. Heck (and Mr. Heck’s spouse and eligible dependents) as of the date of termination of employment under our group health plan for purposes of COBRA, excluding any short-term or long-term disability insurance benefits, for a period of 18 months following the date of the termination of employment, to the extent Mr. Heck elects COBRA.

The severance component relating to Mr. Heck’s bonus compensation is calculated in accordance with the table set forth below.  However, for purposes of the calculation, each actual bonus amount for a prior year included in the calculation will be capped at the target bonus for that prior year.

If the termination of employment occurs during:	Bonus Severance Component
The year ending December 31, 2018	200% of actual bonus paid for year ending December 31, 2017
Any calendar year after 2018	200% of average actual bonuses paid for the most recent two completed years

During Mr. Heck’s Employment Period and for a period of 12 months thereafter, Mr. Heck may not: (i) perform services for, or have over a five percent ownership interest in, or participate in, any competing business; or (ii) solicit, recruit or hire, or assist any person or entity in the solicitation, recruitment or hiring of any person engaged by us as an employee, officer, director or consultant.

Schiller Employment Agreement

On February 2, 2017, Mr. Schiller ceased to serve as our President and Chief Executive Officer and also ceased to serve as a member of the Board.  In connection with Mr. Schiller’s termination of employment, the employment-related provisions of his Executive Employment Agreement, dated as of December 31, 2016 (the “Schiller Employment Agreement”) were terminated as of February 2, 2017 and Mr. Schiller received severance pursuant to the terms of the Schiller Employment Agreement.  Under the Schiller Employment Agreement and subject to Mr. Schiller’s entry into a waiver and release, Mr. Schiller received the following benefits:  (i) a lump-sum cash severance payment in the amount of $2 million, and (ii) reimbursement for the monthly cost of maintaining health benefits for Mr. Schiller and his spouse and eligible dependents as of the date of his termination for a period of 18 months, to the extent Mr. Schiller elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), less applicable taxes and withholding ($45,623).  In addition, on February 2, 2017, we entered into the Schiller Consulting Agreement, pursuant to which Mr. Schiller agreed to serve as an advisor to the Board during a transition period of up to six months. In consideration for those services, we agreed to pay Mr. Schiller a consulting fee equal to $50,000 per month ($300,000 in the aggregate).  The Schiller Consulting Agreement terminated on August 2, 2017.

Busmire Separation Agreement

Mr. Busmire ceased to serve as our Chief Financial Officer on February 2, 2017. Mr. Busmire was not party to an employment agreement with us, nor did he participate in a severance plan.  In connection with Mr. Busmire’s resignation, the Company and Mr. Busmire entered into a severance agreement, pursuant to which a severance payment in the amount of $750,000, less applicable taxes and withholdings, was made to Mr. Busmire in consideration for the performance of the terms and conditions in the severance agreement, including a general release and non-disparagement provision.  We also agreed to reimburse Mr. Busmire for the monthly cost of maintaining health benefits for Mr. Busmire and his spouse and eligible dependents as of the date of his termination for a period of 18 months, to the extent Mr. Busmire elects COBRA continuation coverage ($7,787).

Menown Separation Agreement

In light of Mr. Busmire’s departure, the Board appointed Mr. Menown to serve as our Chief Financial Officer on an interim basis, effective February 2, 2017. Mr. Menown continued to serve in his previous capacity as the Company’s Chief Accounting Officer.  On August 24, 2017, Mr. Menown resigned from all employment positions with the Company. Mr. Menown was not party to an employment agreement with the Company; however, in connection with Mr. Menown’s separation, he was entitled to benefits under the Severance Plan (as defined below).  Subject to his entry into a waiver and release of claims agreement, Mr. Menown received: (i) a lump-sum cash severance payment in the amount of $580,000, and (ii) to the extent Mr. Menown elected COBRA continuation coverage, continued medical and dental benefits for him and his spouse for a period of 12 months after termination, subject to the payment of the same monthly premium he was paying at termination, in each case, less any applicable taxes and withholding ($20,035).  Also on August 24, 2017, we entered into a consulting agreement with Mr. Menown (the “Menown Consulting Agreement”), pursuant to which Mr. Menown agreed to serve as an advisor to the Company during a transition period of up to six months, in return for a consulting fee equal to $28,333.33 per month ($172,252 in the aggregate).  The Menown Consulting Agreement terminated on February 24, 2018, and Mr. Menown no longer provides consulting services to the Company.

de Pinho Separation Agreement

Mr. de Pinho ceased serving as our Chief Operating Officer on February 2, 2017. Mr. de Pinho was not party to an employment agreement with us, nor did he participate in a severance plan.  In connection with Mr. de Pinho’s resignation, the Company and Mr. de Pinho entered into a severance agreement, pursuant to which a severance payment in the amount of $750,000, less applicable taxes and withholdings, was made to Mr. de Pinho in consideration for the performance of the terms and conditions in the severance agreement, including a general release and non-disparagement provision.  We have also agreed to reimburse Mr. de Pinho for the monthly cost of maintaining health benefits for Mr. de Pinho and his spouse and eligible dependents as of the date of his termination for a period of 18 months to the extent Mr. de Pinho elects COBRA continuation coverage ($45,623).

Outstanding Equity Awards

The equity awards granted to Messrs. Brooks and Heck during 2017 include provisions providing for accelerated vesting in the event the award recipient is terminated by the Company without cause or by the award recipient for good reason.  In addition, the 2017 equity awards granted to Messrs. Brooks and Hooks provide for full acceleration upon a change in control of the Company if the award recipient is still employed by the Company on the date of such change in control.

The following tables show the value of payments and benefits that Messrs. Brooks and Heck would have received upon termination of employment under various scenarios if termination had occurred on December 31, 2017. Ms. Cepak and Mr. Reddin are excluded from these tables because they were not entitled to any separation benefits as of December 31, 2017.  Please see the summary above for the compensation paid to each of our departing executive officers during 2017.

Douglas E. Brooks

	Termination for Cause	Termination Without Cause or For Good Reason	Termination by reason of Retirement	Termination by reason of Death, Disability	Termination following a Change in Control(1)	Change in Control
Benefit	($)	($)	($)	($)	($)	($)
Salary	—	$1,148,000	—	—	$1,148,000	$—
Bonus	—	1,148,000	—	—	1,148,000	—
Accelerated Equity(2)	—	141,726	—	—	—	496,044
Continued Medical(3)	—	30,053	—	—	30,053	—
Total	—	$2,467,779	—	—	$—	$496,044

(1)

In connection with a Termination Following a Change in Control, no amounts are shown for Accelerated Equity, because the applicable acceleration event was the change in control itself, not a subsequent termination.

(2)	Represents the incremental vesting value of outstanding awards that vest in the event of the specified termination event.
(3)

Represents the cost of maintaining health benefits for the executive (and the executive’s spouse and eligible dependents) as of the date of termination of employment under our group health plan for purposes of COBRA, excluding any short-term or long-term disability insurance benefits, for a period of 18 months following the date of the termination of employment, assuming the executive elects COBRA and based on our insurance rates as of December 31, 2017.

Scott M. Heck

	Termination for Cause	Termination Without Cause or For Good Reason	Termination by reason of Retirement	Termination by reason of Death, Disability	Termination following a Change in Control(1)	Change in Control
Benefit	($)	($)	($)	($)	($)	($)
Salary	—	$900,000	—	—	$900,000	—
Bonus	—	900,000	—	—	900,000	—
Accelerated Equity(2)	—	—	—	—	—	130,242
Continued Medical(3)	—	30,053	—	—	30,053	—
Total	—	$1,830,053	—	—	$—	$130,242

(1)

In connection with a Termination Following a Change in Control, no amounts are shown for Accelerated Equity, because the applicable acceleration event was the change in control itself, not a subsequent termination.

(2)	Represents the incremental vesting value of outstanding awards that vest in the event of the specified termination event.
(3)

Represents the cost of maintaining health benefits for the executive (and the executive’s spouse and eligible dependents) as of the date of termination of employment under our group health plan for purposes of COBRA, excluding any short-term or long-term disability insurance benefits, for a period of 18 months following the date of the termination of employment, assuming the executive elects COBRA and based on our insurance rates as of December 31, 2017.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of its employees to the annual total compensation of Douglas E. Brooks, our Chief Executive Officer.

Ratio

For 2017,

•	The median of the annual total compensation of all of the Company’s employees, other than Mr. Brooks, was $139,200.
•

Mr. Brooks’s annual total compensation was $5,852,211.  This amount differs from the amount reported in the “Total” column of the 2017 Summary Compensation Table due to the annualization of Mr. Brooks’s compensation to reflect his April 2017 appointment to the position of Chief Executive Officer.

•	Based on this information, the ratio of the annual total compensation of Mr. Brooks to the median of the annual total compensation of all employees is estimated to be 42 to 1.

Identification of Median Employee

We selected December 31, 2017 as the date on which to determine our median employee.  As of that date, we had approximately 169 employees.  For purposes of identifying the median employee, we considered base salary, as compiled from our payroll records.  In addition, we measured compensation for purposes of determining the median employee using the 12‑month period ended December 31, 2017.

In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules.  The total compensation reported for Mr. Brooks differs from the “Total” column of the 2017 Summary Compensation Table because that table reflects the compensation earned by Mr. Brooks since his appointment to the position of President and Chief Executive Officer in April 2017.  The total compensation reported for pay ratio purposes has been annualized, except that Mr. Brooks’s annual bonus and equity grants have not been annualized as those grants represented full-year amounts rather than a pro rata portion of the annual bonus or annual equity grant.

AUDIT COMMITTEE REPORT

Our Audit Committee currently consists of Messrs. Ellisor (Chair), Springel and Wampler.  Our Board of Directors has determined that each of the members of the Audit Committee meets the independence requirements as set forth in Rule 10A‑3(b)(1) under the Exchange Act and the NASDAQ Listing Standards.  The Board of Directors has also determined that Mr. Springel qualifies as an “audit committee financial expert” under the rules of the SEC.

Role in Financial Reporting

The management of Energy XXI Gulf Coast, Inc. (for purposes of this Report, the “company”) is responsible for the company’s internal controls and the financial reporting process.  The independent auditor hired by the company is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.  The Audit Committee monitors and oversees these processes and reports to the company’s Board of Directors with respect to its findings.  The responsibility and authority of the Audit Committee is more specifically described in the Audit Committee Charter, which has been approved by the company’s Board of Directors.  A copy of the Audit Committee Charter is available on the company’s website at www.energyxxi.com and can be accessed by clicking on “Investors” and then on “Corporate Governance.”

As part of its oversight role, the Audit Committee discusses with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the company’s financial statements, including any significant changes in the company’s selection or application of accounting principles, any major issues as to the adequacy of the company’s internal controls and any special steps adopted in light of material control deficiencies.  The Audit Committee also reviews and discusses with the independent registered public accounting firm any major issues as to the adequacy of the company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting, and discusses with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off‑balance sheet structures on the company’s financial statements.  The Audit Committee discusses with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

2017 Financial Statements

In order to fulfill our monitoring and oversight duties, we:

•

reviewed and discussed the audited financial statements contained in the company’s Annual Report on Form 10‑K for the year ended December 31, 2017 with management and the independent registered public accounting firm, Ernst & Young LLP;

•

discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees); and

•

received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the firm.

Based on this review and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2017 be included in the company’s Annual Report on Form 10‑K for the year ended December 31, 2017 for filing with the SEC and the Board of Directors approved such inclusion.

Consistent with the Audit Committee Charter, the Audit Committee is committed to discussing with management and the independent registered public accounting firm any major issues as to the adequacy of the company’s internal controls and any special steps adopted in light of material control deficiencies.  The Audit Committee reviews disclosures made by management to the Audit Committee regarding any significant deficiencies in design or operation of internal controls or material weaknesses therein.  The Audit Committee also is committed to reviewing and discussing with the independent registered public accounting firm the adequacy of disclosures about changes in internal control over financial reporting.

Auditor Independence

The Company desires to maintain an independent relationship between itself and Ernst & Young LLP, and to ensure that level of independence relating to the audit for the year ended December 31, 2017, the Audit Committee had in place a pre‑approval policy, under which the Audit Committee must pre‑approve all auditing services, internal control‑related services and permitted non‑audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non‑audit services that are approved by the Audit Committee prior to the completion of the audit.  In addition, the Audit Committee ensures the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

The Audit Committee determined that Ernst & Young LLP is independent and authorized the selection of Ernst & Young LLP as the independent registered public accounting firm of the company for the fiscal year ending December 31, 2017.  No non‑audit services were provided by Ernst & Young LLP during this period.

Respectfully submitted by the Audit Committee,

Gabriel L. Ellisor (Chair)
Stanford Springel
Charles W. Wampler

STOCK PERFORMANCE GRAPH

The information under the heading “Stock Performance Graph” is being “furnished” to the SEC and is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, and will not be deemed to be incorporated by reference into any filings we make under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it be reference into such a filing.

The graph below compares our cumulative five-year total stockholder return on common stock with the cumulative returns of the Russell 3000 Index, the S&P 500 Index and the customized peer groups described below. The graph tracks the performance of a $100 investment in our common stock, in the customized peer groups, and the indexes (with the reinvestment of all dividends) from December 31, 2013 to December 31, 2017.   This historic price performance is not necessarily indicative of future stock performance.

	12/12	12/13	12/14	12/15	12/16	12/17
Energy XXI Gulf Coast, Inc.	100.00	9.02	0.24	0.00	0.00	0.03
S&P 500 Index - Total Returns	100.00	132.39	150.51	152.59	170.84	208.14
Russell 3000 Index	100.00	133.55	150.32	151.04	170.28	206.26
Peer 1	100.00	119.92	67.77	33.81	98.75	72.42
Peer 2	100.00	127.12	106.93	66.36	95.63	84.34

The Peer 1 group includes: Carrizo Oil & Gas, Inc., EP Energy Corporation, Halcón Resources Corporation, Matador Resources Company, Midstates Petroleum Company, Inc., QEP Resources, Inc., Resolute Energy Corporation, SandRidge Energy, Inc., SM Energy Company, Stone Energy Corporation, Ultra Petroleum Corp., W&T Offshore, Inc., and WildHorse Resource Development Corp.

The Peer 2 group includes: Anadarko Petroleum Corporation, Apache Corporation, Cabot Oil & Gas Corporation, Chesapeake Energy Corporation, Cimarex Energy Corporation, Denbury Resources Incorporated, Devon Energy Corporation, EOG Resources Inc., Encana Corporation, EnQuest PLC, Forest Oil Corporation, Newfield Exploration Company, Noble Energy Incorporated, Pioneer Natural Resources Company, Premier Oil plc, Quicksilver Resources Inc., Range Resources Corporation, SM Energy Company, Southwestern Energy Company, Stone Energy Corporation, Ultra Petroleum Corporation, W&T Offshore, Inc., and Whiting Petroleum Corporation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and anyone who beneficially owns more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and to furnish copies of such reports to us.  Based solely on our review of the copies of these reports furnished to us and representations from our officers and directors, we believe that all filings required to be made under Section 16(a) were made on a timely basis during the fiscal year ended December 31, 2017.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2019 Annual Meeting may do so by following the procedures set forth in Rule 14a‑8 under the Exchange Act.  In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 21, 2018.  No stockholder proposal was received for inclusion in this proxy statement.

In addition to the requirements of Rule 14a‑8, and as more specifically provided for in our Bylaws, in order for a nomination of persons for election to our Board of Directors or a proposal of business to be properly brought before an annual meeting, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote and who complies with the notice procedures set forth in our Bylaws.  A stockholder making a nomination for election to our Board of Directors or a proposal of business for the 2019 Annual Meeting must deliver proper notice to our Corporate Secretary at least 90 days but not more than 120 days prior to the first anniversary of the date of the 2018 Annual Meeting.  In other words, for a stockholder nomination for election to our Board of Directors or a proposal of business to be considered at the 2019 Annual Meeting, it should be properly submitted to our Corporate Secretary no earlier than January 10, 2019, and no later than February 9, 2019.

Under Rule 14a‑4(c) under the Exchange Act, our Board of Directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2019 Annual Meeting that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board of Directors intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 7, 2019, and the stockholder satisfies the other requirements of Rule 14a‑4(c)(2).  If we first receive notice of the matter after March 7, 2019, and the matter nonetheless is permitted to be presented at the 2019 Annual Meeting, our Board of Directors may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the 2019 Annual Meeting.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to our Corporate Secretary must include the information set forth under “Board of Directors and Governance — Committees of Our Board of Directors — Director Nomination Process.”  From time to time, the Nomination and Governance Committee may request additional information from the nominee or the stockholder.  For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must be delivered to Energy XXI Gulf Coast, Inc., 1021 Main Street, Suite 2626, Houston, Texas 77002, Attention:  Corporate Secretary, not less than 90 days nor more than 120 days prior to the anniversary date of the 2018 Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our Common Stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.”  Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies.  This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.  Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies mailed to you, please submit a request to our Corporate Secretary at the address specified above or call our Investor Relations department at (713) 351‑3000, and we will promptly send you what you have requested.  You can also contact our Investor Relations department at the phone number above if you received multiple copies of the meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

Financial Statements

A copy of our 2017 Annual Report, which consists of our Form 10‑K for the year ended December 31, 2017, accompanies this proxy statement.  The 2017 Annual Report is not incorporated in this proxy statement and is not to be deemed part of this proxy soliciting material.

We have filed our Annual Report on Form 10‑K for the year ended December 31, 2017 with the SEC.  It is available free of charge at the SEC’s website at www.sec.gov.

Upon written request by a stockholder, we will mail, without charge, a copy of our Annual Report on Form 10‑K for the year ended December 31, 2017, including the financial statements and financial statement schedules, but excluding exhibits.  Written requests should be delivered to Energy XXI Gulf Coast, Inc., 1021 Main Street, Suite 2626, Houston, Texas 77002, Attention:  Corporate Secretary.  Exhibits to the Form 10‑K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

OTHER BUSINESS

Our Board of Directors does not intend to bring any other matters before the 2018 Annual Meeting in addition to those described above, and has not been informed that any other matters are to be presented by others.  If other business is properly presented for consideration at the 2018 Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

By order of the Board of Directors

Marguerite Woung-Chapman Corporate Secretary April 12, 2018 Houston, Texas

APPENDIX A

ENERGY XXI GULF COAST, INC.

2018 LONG TERM INCENTIVE PLAN

I.  INTRODUCTION

1.1        Purposes.  The purposes of the Energy XXI Gulf Coast, Inc. 2018 Long Term Incentive Plan (this “Plan”) are to (i) enhance the profitability of the Company and its Affiliates by attracting and retaining highly qualified persons as employees, directors, consultants, independent contractors and agents and (ii) align the interests of persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the welfare of the Company and its Affiliates are of importance, with the interests of stockholders of the Company and its Affiliates.

1.2        Certain Definitions.  For purposes of this Plan, the following terms shall be defined as set forth below:

“Affiliate”  means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that directly or indirectly controls, is controlled by or is under common control with the Company.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means the written or electronic agreement evidencing an award under this Plan between the Company and the recipient of such award.

“Board”  means the Board of Directors of the Company.

“Change in Control” has the meaning set forth in Section 5.8(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of one or more directors designated by the Board to administer this Plan; provided,  however, that unless otherwise determined by the Board, the Committee shall consist of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Stock Market or, if the Common Stock is not listed on the Nasdaq Stock Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” means the Company’s common stock, par value $0.01 per share, and all rights appurtenant thereto.

“Company” means Energy XXI Gulf Coast, Inc., a corporation organized under the laws of the State of Delaware, or any successor thereto.

“Dividend Equivalent” means a right to receive cash, Common Stock, other awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means (i) the closing transaction price of a share of Common Stock as reported on the Nasdaq Stock Market on the date as of which such value is being determined, or if the Common Stock is not listed on the Nasdaq Stock Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported, (ii) if the Common Stock is not traded on a national stock exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made under this Plan, the average between the reported high and low bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded, or (iii) if the Common Stock is not traded over the counter at the time of determination or if Fair Market Value for any date cannot be determined under clause (i) or (ii), Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” means an SAR that is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs that are exercised.

“Incentive Stock Option” means an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director”  means any director of the Company who is not an officer or employee of the Company or any Affiliate.

“Nonqualified Stock Option”  means an option to purchase shares of Common Stock that is not an Incentive Stock Option.

“Other Stock Award” means an award granted pursuant to Section 3.4 of this Plan.

“Performance Award”  means a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” means the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Measures under this Plan: (1) safety performance and/or incident rate; (2) revenues or other income; (3) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, or cash flows from financing activities; (4) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on equity; (5) income, operating income or net income; (6) earnings before any one or more of depletion, depreciation and amortization expense; exploration and abandonments; impairment of oil and gas properties; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (7) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (8) debt or equity financings or improvement of financial ratings; (9) production volumes, production growth, or debt adjusted production growth, which may be of oil, gas, natural gas liquids or any combination thereof; (10) general and administrative expenses; (11) proved reserves, reserve replacement, drill bit reserve replacement or reserve growth; (12) exploration and development costs, capital expenditures, finding and development costs, drill bit finding and development costs, operating costs (including, but not limited to, lease operating expenses, severance taxes and other production taxes, gathering and transportation and other components of operating expenses), base operating costs, or production costs; (13) net asset value; (14) Fair Market Value of the Common Stock, share price, share price appreciation, total shareholder return or payments of dividends; (15) achievement of savings from business improvement projects and achievement of capital projects deliverables; (16) working capital or working capital changes; (17) operating profit or net operating profit; (18) internal research or development programs; (19) geographic business expansion; (20) corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations); (21) performance against environmental, ethics or sustainability targets; (22) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (23) satisfactory internal or external audits; (24) consummation, implementation or completion of a Change in Control or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (25) regulatory approvals or other regulatory milestones; (26) legal compliance or risk reduction; (27) drilling results; or (28) such other goals as the Committee may determine whether or not listed herein.  Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure (such as per day, or per barrel, a volume or thermal unit of gas or a barrel-of-oil equivalent), on a per share basis (basic or diluted), and on a basis of continuing operations only.  The terms above may, but shall not be required to be, used as applied under generally accepted accounting principles, as applicable.  In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude objectively determinable components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.  Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” means any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” means the Energy XXI Gulf Coast, Inc. 2016 Long Term Incentive Plan and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.

“Restricted Stock” means shares of Common Stock that are subject to a Restriction Period and that may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” means an award of Restricted Stock under this Plan.

“Restricted Stock Unit” means a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and that may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” means an award of Restricted Stock Units under this Plan.

“Restriction Period” means any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.

“SAR” means a stock appreciation right, which may be a Free‑Standing SAR or a Tandem SAR.

“Stock Award” means a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

“Substitute Award”  means an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided,  however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” means an SAR that is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date”  has the meaning set forth in Section 5.5.

“Ten Percent Holder” has the meaning set forth in Section 2.1(a).

1.3        Administration.  This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.”  Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free‑Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; or (iv) Performance Awards.  The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.  The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.  The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities.  All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided,  however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the

Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company with respect to any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4        Eligibility.  Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Affiliates, as the Committee in its sole discretion may select from time to time.  The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.  Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by an Affiliate, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent.  The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence.

1.5        Shares Available.  Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock initially available for all awards under this Plan, other than Substitute Awards, shall equal the sum of (i) 1,860,000 plus (ii) the number of shares of Common Stock that remain available for future issuance under the Energy XXI Gulf Coast, Inc. 2016 Long Term Incentive Plan as of the date on which the Company’s stockholders approve this Plan.  Subject to adjustment as provided in Section 5.7, no more than 500,000 shares of Common Stock in the aggregate may be issued under this Plan in connection with Incentive Stock Options.  The number of shares of Common Stock that remain available for future grants under this Plan shall be reduced by the sum of the aggregate number of shares of Common Stock that become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under this Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided,  however, that shares of Common Stock subject to an award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity that was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) that become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6        Minimum Vesting Requirements.  No award granted under this Plan shall become exercisable or vested prior to the one-year anniversary of the date of grant; provided,  however, that, such restriction shall not apply to (x) awards granted under this Plan with respect to the number of shares of Common Stock that, in the aggregate, does not exceed five percent (5%) of the total number of shares initially available for awards under this Plan or (y) any annual award to a non-employee director of the Company issued in accordance with the Company’s compensation policy for non-employee directors.  This Section 1.6 shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of an award upon or after a Change in Control or termination of employment or otherwise pursuant to Section 1.3 of this Plan.

II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1        Stock Options.  The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee.  Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company or any parent or subsidiary, as determined under the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)         Number of Shares and Purchase Price.  The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided,  however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary, as determined under the Code (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)         Option Period and Exercisability.  The period during which an option may be exercised shall be determined by the Committee; provided,  however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant.  The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option.  The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)         Method of Exercise.  An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) a combination of (A),  (B) and (C), in each case to the extent set forth in the

Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs that are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request.  Any fraction of a share of Common Stock that would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2        Stock Appreciation Rights.  The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee.  The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee deems advisable:

(a)         Number of SARs and Base Price.  The number of SARs subject to an award shall be determined by the Committee.  Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.  The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option.  The base price of a Free-Standing SAR shall be determined by the Committee; provided,  however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)         Exercise Period and Exercisability.  The period for the exercise of an SAR shall be determined by the Committee; provided,  however, that (i) no Tandem SAR may be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR may be exercised later than ten years after its date of grant.  The Committee may, in its discretion, establish Performance Measures that must be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR.  The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free‑Standing SAR, only with respect to a whole number of SARs.  If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d).  Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)         Method of Exercise.  A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs that are being exercised, (ii) by surrendering to the Company any options that are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request.  A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs that are being exercised and (B) by executing such documents as the Company may reasonably request.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3        Termination of Employment or Service.  All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

2.4        No Repricing.  The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

2.5        No Dividend Equivalents.         Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive Dividend Equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III.  STOCK AWARDS

3.1        Stock Awards.  The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee.  The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.

3.2        Terms of Restricted Stock Awards.  Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee deems advisable.

(a)         Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)         Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)         Stock Issuance.  During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend that may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award.  All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part.  Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)         Rights with Respect to Restricted Stock Awards.  Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided,  however, that a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution or dividend was made.

3.3        Terms of Restricted Stock Unit Awards.  Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee deems advisable.

(a)         Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)         Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)         Settlement of Vested Restricted Stock Unit Awards.  The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.  Any Dividend Equivalents with respect to Restricted Stock Units that are subject to vesting conditions shall be subject to the same restrictions as such Restricted Stock Units.  Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4        Other Stock Awards.  Subject to the limitations set forth in this Plan and under applicable law, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, Dividend Equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee.  The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion.

3.5        Termination of Employment or Service.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

IV.  PERFORMANCE AWARDS

4.1        Performance Awards.  The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2        Terms of Performance Awards.  Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee deems advisable.

(a)         Value of Performance Awards and Performance Measures.  The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)         Vesting and Forfeiture.  The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)         Settlement of Vested Performance Awards.  The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock), cash or a combination thereof.  If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d).  Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award.  Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3        Termination of Employment or Service.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

V.  GENERAL

5.1        Effective Date and Term of Plan.  This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2018 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective as of the date on which this Plan was approved by stockholders.  This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board.  Any award granted prior to termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue or terminate any such award or to waive any conditions or rights under such award in accordance with the terms of this Plan, shall extend beyond this Plan’s termination date until the final disposition of such award.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which this Plan was approved by the Board.  In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2        Amendments.  The Committee may amend this Plan as it deems advisable; provided,  however, that no amendment to this Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the Nasdaq Stock Market or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3        Agreement.  Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award.  No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award.  Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4        Non-Transferability.  No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration.  Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person.  Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5        Tax Withholding.  The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes that may be required to be withheld or paid in connection with such award.  An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock that would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash that would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means (or by other means that the Committee deems appropriate): (A) a cash payment or delivery of cash equivalents to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) any combination of (A),  (B) and (C), in each case to the extent set forth in the Agreement relating to the award.  Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules).  Any fraction of a share of Common Stock that would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6        Restrictions on Shares.  Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7        Adjustment.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants.  In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8        Change in Control.

(a)       Subject to the terms of the applicable Agreements, in the event of a “Change in Control,” the Committee, as constituted prior to the Change in Control and acting in its sole discretion, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among awards held by an individual holder:

(1)  require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(2)  require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Committee in accordance with Section 5.7; and/or

(3)  require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(1), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(1), (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above, or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

(b)       For purposes of this Plan, a “Change in Control” means the occurrence of any of the following events:

(1)  A “change in the ownership” of the Company within the meaning of Treasury Regulation § 1.409A-3(i)(5)(v), whereby any one person, or more than one person acting as a “group” (for purposes of this Section 5.8(b), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(vi)) acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

(2)  A “change in the effective control” of the Company within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vi), whereby either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (B) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(3)  A “change in the ownership of a substantial portion” of the Company’s assets within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vii), whereby any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.

In addition, for purposes of this Section 5.8(b) and except as otherwise provided in an Agreement, “Company” includes (x) the Company, (y) the entity for whom a participant performs the services for which an award is granted, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power of the Company (a “Majority Stockholder”) or the entity identified in clause (y) above, or any entity in a chain of entities in which each entity is a Majority Stockholder of another entity in the chain, ending in the Company or the entity identified in clause (y) above.

5.9        Deferrals.  The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards.  Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10      No Right of Participation, Employment or Service.  Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan.  Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company or any Affiliate or affect in any manner the right of the Company or any Affiliate to terminate the employment or service of any person at any time without liability hereunder.

5.11      Rights as Stockholder.  No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company that is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12      Designation of Beneficiary.  To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity.  To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company.  Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company.  The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse.  The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations.  If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13      Awards Subject to Clawback.  The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy that the Company may adopt from time to time, including without limitation any such policy that the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.14      Governing Law.  This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.15      Foreign Employees.  Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

5.16      Severability and Reformation.  If any provision of this Plan or any award is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of this Plan and any such award shall remain in full force and effect.

5.17      Unfunded Status of Awards; No Trust of Fund Created.  This Plan is intended to constitute an “unfunded” plan for certain incentive awards.  Neither this Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a participant or any other person.  To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditors of the Company or such Affiliate.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone – QUICK EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., New York Time, on May 8, 2018. ENERGY XXI GULF COAST, INC. INTERNET/MOBILE — www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE — 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY Please mark your votes like this THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTIONS, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. 1. ELECTION OF DIRECTORS 3. T O APPROVE, IN A NON-BINDING ADVISORY VOTE, THE COMPENSATION PROVIDEDTOTHENAMEDEXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT FOR AGAINST ABSTAIN FOR WITHHOLD (01) Michael S. Bahorich FOR WITHHOLD (02) Douglas E. Brooks 4. TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2018 FOR AGAINST ABSTAIN FOR WITHHOLD (03) Gabriel L. Ellisor FOR WITHHOLD (04) Gary C. Hanna FOR WITHHOLD 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting (05) Stanford Springel FOR WITHHOLD (06) Charles W. Wampler 2. TO APPROVE THE COMPANY’S 2018 LONG TERM INCENTIVE PLAN FOR AGAINST ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date , 2018. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 9, 2018. The Proxy Statement and our 2017 Annual Report to Stockholders are available at: http://www.cstproxy.com/energyxxi/2018 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ENERGY XXI GULF COAST, INC. The undersigned appoints each of T.J. Thom Cepak and Marguerite Woung-Chapman as proxy with the power to appoint her substitute, and authorizes her to represent and to vote as designated on the reverse hereof, all of the shares of common stock of ENERGY XXI GULF COAST, INC. held of record by the undersigned at the close of business on April 10, 2018 at the Annual Meeting of Stockholders of ENERGY XXI GULF COAST, INC. to be held on May 9, 2018 or at any adjournment thereof. This Proxy will be voted as specified. If no specification is made, this Proxy will be voted for the election of all director nominees listed in Proposal 1 and for Proposals 2, 3 and 4. (Continued, and to be marked, dated and signed, on the other side)